As filed with the Securities and Exchange Commission on November 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Titan Energy, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1381	90-0812516
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(800) 251-0171

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward E. Cohen

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(800) 251-0171

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

R. William Burns III

Paul Hastings LLP

600 Travis Street, Suite 5800

Houston, TX 77002

Telephone: (713) 860-7300

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common shares representing limited liability company interests	3,266,936	$21.61	$70,598,487	$8,182.36

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low price of the common shares representing limited liability company interests of Titan Energy, LLC on the OTCQX Market on November 28, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 30, 2016

PROSPECTUS

Titan Energy, LLC

3,266,936 Common Shares

Representing Limited Liability Company Interests

This prospectus covers the offer and sale of 3,266,936 common shares representing limited liability company interests of Titan Energy, LLC (the “Common Shares”) by the selling shareholders (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest) identified on page 30 of this prospectus. We will not receive any proceeds from these resales.

Pursuant to this prospectus, the selling shareholders may offer and sell the Common Shares from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling shareholders may sell shares through agents or through underwriters and dealers. The selling shareholders also may sell shares directly to investors. If the selling shareholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

Our Common Shares are quoted on the OTCQX Market under the symbol “TTEN.” The last reported sales price of our Common Shares on the OTCQX Market on November 28, 2016 was $23.00  per share.

Investing in our Common Shares involves risks. Please read “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2016

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this prospectus and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

On August 26, 2016, an order confirming the pre-packaged plan of reorganization (the “Plan”) of our Predecessor and certain of its subsidiaries (collectively with our Predecessor, the “Predecessor Companies”) was entered by the United States Bankruptcy Court for the Southern District of New York.

On September 1, 2016, the Predecessor Companies substantially consummated the Plan and emerged from their Chapter 11 cases. As part of the transactions undertaken pursuant to the Plan, (i) our Predecessor’s equity was cancelled, (ii) our Predecessor transferred all of its assets and operations to us as a new holding company and (iii) our Predecessor dissolved. As a result, we became the successor issuer to our Predecessor for purposes of and pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Prior to the consummation of the transactions undertaken pursuant to the Plan, we (as Atlas Resource Finance Corporation) were the co-issuer of our Predecessor’s senior notes, which were cancelled pursuant to the Plan. Other than the notes, however, we did not have any independent assets or operations. Accordingly, we are a new holding company for our Predecessor’s business, assets and operations going forward.

Additional information, including our Predecessor’s financial statements and the notes thereto, is incorporated in this prospectus by reference to our Predecessor’s and our reports filed with the Securities Exchange Commission (the “SEC”). Please read “Where You Can Find More Information.”

You are urged to read this prospectus carefully, including “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to:

•	“the Company” refer to Titan Energy, LLC (formerly known as Atlas Resource Finance Corporation) and its subsidiaries;

•	our “Predecessor” refer to Atlas Resource Partners, L.P.;

•	“we,” “our,” “us” or like terms refer, after the consummation of the Plan, to the Company and, prior to the consummation of the Plan, to our Predecessor and the entirety of its business, assets and operations that were contributed to us in connection with the consummation of the Plan;

•	“Titan Operating” refer to Titan Energy Operating, LLC, our wholly owned subsidiary, through which we hold the assets of our Predecessor;

•	“Titan Management” refer to Titan Energy Management, LLC, a wholly owned subsidiary of ATLS; and

•	“ATLS” refer to Atlas Energy Group, LLC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.titanenergyllc.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You can find price quotes and market information about us at www.otcmarkets.com.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference the following documents:

•	our Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Predecessor’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016;

•	our Predecessor’s Current Reports on Form 8-K filed on January 5, 2016, January 13, 2016, June 7, 2016, June 14, 2016, July 12, 2016, July 13, 2016, July 15, 2016, July 25, 2016, July 28, 2016 and August 29, 2016 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit);

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016;

•	our Current Reports on Form 8-K filed on September 7, 2016, November 1, 2016 and November 29, 2016 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

•	the description of our Common Shares included in our Form 8-A (File No. 000-55692), filed with the SEC on September 8, 2016, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Titan Energy, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(800) 251-0171

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The matters discussed within this prospectus include forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus are forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•	our ability to achieve the anticipated benefits from the consummation of the Chapter 11 cases;

•	the demand for natural gas, oil, natural gas liquids (“NGLs”) and condensate;

•	the price volatility of natural gas, oil, NGLs and condensate;

•	changes in the differential between benchmark prices for oil and natural gas and wellhead prices that we receive;

•	changes in the market price of our Common Shares;

•	future financial and operating results;

•	our ability to meet our liquidity needs;

•	restrictive covenants in the debt documents governing our indebtedness that may adversely affect operational flexibility;

•	actions that we may take in connection with our liquidity needs, including the ability to service our debt, and ability to satisfy covenants in our debt documents;

•	economic conditions and instability in the financial markets;

•	resource potential;

•	the impact of our securities being quoted on the OTCQX Market rather than listed on a national exchange like the New York Stock Exchange (the “NYSE”);

•	effects of partial depletion or drainage by earlier offset drilling on our acreage;

•	success in efficiently developing and exploiting our reserves and economically finding or acquiring additional recoverable reserves;

•	the accuracy of estimated natural gas and oil reserves;

•	the financial and accounting impact of hedging transactions;

•	the ability to fulfill our substantial capital investment needs;

•	expectations with regard to acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions;

•	any issuance of additional Common Shares or other equity securities, and any resulting dilution or decline in the market price of any such securities;

•	potential changes in tax laws and other regulations which may impair the ability to obtain capital funds through investment partnerships;

•	the ability to obtain adequate water to conduct drilling and production operations, and to dispose of the water used in and generated by these operations at a reasonable cost and within applicable environmental rules;

•	the effects of unexpected operational events and drilling conditions, and other risks associated with drilling operations;

•	impact fees and severance taxes;

•	changes and potential changes in the regulatory and enforcement environment in the areas in which we conduct business;

•	the effects of intense competition in the natural gas and oil industry;

•	general market, labor and economic conditions and uncertainties;

•	the ability to retain certain key customers;

•	dependence on the gathering and transportation facilities of third parties;

•	the availability of drilling rigs, equipment and crews;

•	potential incurrence of significant costs and liabilities in the future resulting from a failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment;

•	access to sufficient amounts of carbon dioxide for tertiary recovery operations;

•	uncertainties with respect to the success of drilling wells at identified drilling locations;

•	acquisitions may potentially prove to be worth less than we paid, or provide less than anticipated proved reserves;

•	ability to identify all risks associated with the acquisition of oil and natural gas properties, or existing wells, and the sufficiency of indemnifications we receive from sellers to protect us from such risks;

•	expirations of undeveloped leasehold acreage;

•	uncertainty regarding leasing operating expenses, general and administrative expenses and funding and development costs;

•	exposure to financial and other liabilities of the managing general partners of the investment partnerships;

•	the ability to comply with, and the potential costs of compliance with, new and existing federal, state, local and other laws and regulations applicable to our business and operations;

•	restrictions on hydraulic fracturing;

•	exposure to new and existing litigation;

v

•	development of alternative energy resources; and

•	the effects of a cyber event or terrorist attack.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under “Risk Factors” and in our periodic reports filed with the SEC, each of which is incorporated by reference herein. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference, including our Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2015 (including the section entitled “Item 1A: Risk Factors” therein), our Predecessor’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, before making an investment decision.

Titan Energy, LLC

Overview

We are a publicly traded (OTCQX: TTEN) Delaware limited liability company and an independent developer and producer of natural gas, crude oil and NGLs with operations in basins across the United States. We sponsor and manage tax-advantaged investment partnerships (“Drilling Partnerships”), in which we coinvest, to finance a portion of our natural gas, crude oil and NGL production activities. We believe we have established a strong track record of growing our reserves, production and cash flows through a balanced mix of natural gas, oil and NGLs exploitation and development, sponsorship of our Drilling Partnerships, and the acquisition of oil and gas properties.

Recent Developments

Consummation of the Plan

On August 26, 2016, an order confirming the Plan of the Predecessor Companies was entered by the United States Bankruptcy Court for the Southern District of New York.

On September 1, 2016, the Predecessor Companies substantially consummated the Plan and emerged from their Chapter 11 cases. As part of the transactions undertaken pursuant to the Plan, (i) our Predecessor’s equity was cancelled, (ii) our Predecessor transferred all of its assets and operations to us and (iii) our Predecessor dissolved. As a result, we became the successor issuer to our Predecessor for purposes of and pursuant to Rule 12g-3 of the Exchange Act.

In connection with the consummation of the Plan, we and Titan Operating, as borrower, entered into a $440 million third amended and restated first lien credit agreement (the “First Lien Exit Facility”) dated September 1, 2016, with the lenders under our Predecessor’s senior secured revolving credit facility (the “First Lien Lenders”). The initial borrowing base consists of a $410 million conforming reserve based tranche plus a $30 million non-conforming tranche, and initial commitments of the lenders are $600 million. The First Lien Exit Facility also provides for the issuance of letters of credit, which reduce our borrowing capacity. The non-conforming tranche will mature on May 1, 2017 and the conforming reserve-based tranche will mature on August 23, 2019, an extension of maturity of more than a year from the maturity date of our Predecessor’s prior senior secured revolving facility.

In addition, we and Titan Operating, as borrower, entered into an amended and restated second lien credit agreement (the “Second Lien Exit Facility”) dated September 1, 2016, with the lenders under our Predecessor’s second lien credit agreement (the “Second Lien Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent. The Second Lien Exit Facility has an aggregate principal amount of $252.5 million and matures on February 23, 2020.

On September 1, 2016, we also issued 5,000,000 new Common Shares in accordance with the Plan. The Second Lien Lenders received 500,000 Common Shares (representing 10% of the initially outstanding Common Shares). Holders of our Predecessor’s senior notes, in exchange for 100% of the $668 million aggregate principal amount of notes outstanding plus accrued but unpaid interest as of the commencement of the Chapter 11 cases, received 4,500,000 Common Shares (representing 90% of the initially outstanding Common Shares). We also issued the Series A Preferred Share to Titan Management.

For more information regarding the Plan and the associated transactions, please read our Current Report on Form 8-K filed on September 7, 2016, which is incorporated by reference herein.

Contractual Obligations

The following table summarizes our contractual obligations at September 30, 2016 following the consummation of the Plan, including the cancellation of our Predecessor’s senior notes (in thousands):

		Payments Due By Period
	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Contractual cash obligations:
Total debt	$748,559	$30,000	$405,809	$312,750	$—
Interest on total debt	118,855	26,499	79,933	12,423	—
Operating leases	13,282	3,738	5,587	3,044	913

Total contractual cash obligations	$880,696	$60,237	$491,329	$328,217	$913

		Amount of Commitment Expiration Per Period
	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Other commercial commitments:
Standby letters of credit	$4,191	$4,191	$—	$—	$—
Other commercial commitments(1)	9,207	5,585	1,673	767	1,182

Total commercial commitments	$13,398	$9,776	$1,673	$767	$1,182

(1)	Our other commercial commitments include our share of drilling and completion commitments and our throughput contracts, including firm transportation obligations for natural gas and gathering commitments as a result of our acquisition of certain assets from EP Energy E&P Company, L.P. in July 2013 and of the acquisition of certain assets from GeoMet, Inc. in May 2014.

Fresh-Start Accounting

Upon the consummation of the Plan, we adopted fresh-start accounting in accordance with Accounting Standards Codification 852, which resulted in the Company becoming a new entity for financial reporting purposes. Upon adoption of fresh-start accounting, our assets and liabilities were recorded at their fair values as of our emergence from the Chapter 11 cases on September 1, 2016. The fair values of our assets and liabilities differ materially from the recorded values of our assets and liabilities as reflected in our historical consolidated balance sheets. The effects of the Plan and the application of fresh-start accounting will be reflected in our annual, quarterly and current reports and other information that we file with the SEC. In addition, please see the pro forma financial statements included elsewhere in this prospectus for more information about the effects of the consummation of the Plan and the adoption of fresh-start accounting.

Drilling Partnerships

We recently evaluated certain of our Drilling Partnerships that were no longer economic for us and their limited partners. In connection with that evaluation, we formed a special committee of the managing general partner of those Drilling Partnerships to, with the assistance of a financial advisor, explore options and make recommendations as to a course of action. Based on the special committee’s recommendation, we have determined to proceed with the liquidation of those Drilling Partnerships. In connection with those liquidations, we acquired approximately $31 million of gas and oil properties from those Drilling Partnerships in exchange for our assumption of their liabilities, effective as of October 1, 2016.

Risk Factors

An investment in our Common Shares involves risks associated with our business, the Common Shares and the conflicts of interests represented by our organizational structure. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Our principal executive offices are located at Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, PA 15275, and our telephone number is (800) 251-0171. Our website is located at www.titanenergyllc.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Offering

Common Shares offered by the selling shareholders	3,266,936 Common Shares.

Shares outstanding prior to and after giving effect to this offering	5,416,667 Common Shares (including 277,917 Common Shares subject to vesting but excluding 123,500 Common Shares issuable upon the vesting of outstanding phantom shares under the MIP).

Use of proceeds	The selling shareholders will receive all of the proceeds from the sale of Common Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Common Shares by the selling shareholders pursuant to this prospectus. Please read “Use of Proceeds.”

Distributions	We do not plan to pay distributions on our Common Shares in the foreseeable future. Additionally, under the First Lien Exit Facility and the Second Lien Exit Facility, we are not permitted to pay dividends with respect to our equity interests, except dividends payable solely in the form of additional shares of our capital stock or certain payments among us, our subsidiaries and ATLS.

Quotation	Our Common Shares are quoted on the OTCQX Market under the symbol “TTEN.”

RISK FACTORS

Limited liability company interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider those risk factors included in our Predecessor’s and our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors included herein, together with all of the other information included in this prospectus and the documents we incorporate by reference, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” in evaluating an investment in our Common Shares.

If any of the following risks were to occur, our business, financial condition, results of operations and cash available for distribution could be materially adversely affected. In that case, the trading price of our Common Shares could decline and you could lose all or part of your investment.

Risks Related to the Chapter 11 Cases

The Chapter 11 cases may have a negative impact on our image, which may negatively impact our business going forward.

Negative events or publicity associated with our Chapter 11 cases could adversely affect our relationships with our suppliers, service providers, customers, employees, and other third parties. In addition, we may face greater difficulties in attracting, motivating and retaining management. These and other related issues could adversely affect our operations and financial condition.

Even following the consummation of the Plan, we may not be able to achieve our stated goals and continue as a going concern.

Even following the consummation of the Plan, we continue to face a number of risks, including further deterioration in commodity prices or other changes in economic conditions, changes in our industry, changes in demand for our oil and gas and increasing expenses. Accordingly, we cannot guarantee that the Plan will achieve our stated goals.

Furthermore, even following the reduction in our debts as a result of the consummation of the Plan, we may need to raise additional funds through public or private debt or equity financing or other various means to fund our business. Our access to additional financing is, and for the foreseeable future will likely continue to be, extremely limited, if it is available at all.

Our ability to continue as a going concern is dependent upon our ability to raise additional capital. As a result, we cannot give any assurance of our ability to continue as a going concern.

Our long-term liquidity requirements and the adequacy of our capital resources are difficult to predict at this time.

We face uncertainty regarding the adequacy of our liquidity and capital resources and have extremely limited, if any, access to additional financing. In addition to the cash requirements necessary to fund our ongoing operations, we incurred significant fees and other costs in connection with the Chapter 11 cases. We cannot assure you that our cash on hand and cash flow from operations will be sufficient to continue to fund our operations and allow us to satisfy our obligations following the consummation of the Plan.

Our financial results may be volatile and may not reflect historical trends.

Following the consummation of the Plan, we expect our financial results to continue to be volatile as asset impairments, asset dispositions, restructuring activities and expenses, contract terminations and rejections, and claims assessments may significantly impact our consolidated financial performance. As a result, our historical financial performance is likely not indicative of our financial performance following the commencement of the Chapter 11 cases.

In addition, following the consummation of the Plan, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to our operating plans pursuant to a plan of reorganization. We adopted fresh-start accounting, in which case our assets and liabilities have been recorded at fair value as of the fresh-start reporting date, which differ materially from the recorded values of assets and liabilities on our Predecessor’s consolidated balance sheets. Our financial results after the application of fresh-start accounting also may be different from historical trends.

The Plan was based in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, we may be unsuccessful.

The Plan has affected both our capital structure and the ownership, structure and operation of our businesses and reflects assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we consider appropriate under the circumstances. Whether actual future results and developments will be consistent with our expectations and assumptions depends on a number of factors, including but not limited to (i) our ability to obtain adequate liquidity and financing sources; (ii) our ability to maintain customers’ confidence in our viability as a continuing entity and to attract and retain sufficient business from them; (iii) our ability to retain key employees, and (iv) the overall strength and stability of general economic conditions of the financial and oil and gas industries, both in the U.S. and in global markets. The failure of any of these factors could materially adversely affect the successful reorganization of our businesses.

In addition, the Plan relied upon financial projections, including with respect to revenues, EBITDA, capital expenditures, debt service and cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. Accordingly, we expect that our actual financial condition and results of operations will differ, perhaps materially, from what we have anticipated. Consequently, there can be no assurance that the results or developments contemplated by the Plan will occur or, even if they do occur, that they will have the anticipated effects on us and our subsidiaries or our businesses or operations.

We are subject to claims that were not discharged in the Chapter 11 cases, which could have a material adverse effect on our financial condition and results of operations.

The U.S. Bankruptcy Code (the “Bankruptcy Code”) provides that the confirmation of a Chapter 11 plan of reorganization discharges a debtor from substantially all debts arising prior to the commencement of the Chapter 11 cases. However, certain claims were not “impaired” as part of our Chapter 11 cases and therefore were not discharged in accordance with the Bankruptcy Code and the terms of the Plan upon the emergence from bankruptcy. Any claims not ultimately discharged through the Plan could be asserted against us and may have an adverse effect on our financial condition and results of operations on a post-reorganization basis.

Risks Relating to Our Business

Natural gas and oil prices fluctuate widely, and low prices for an extended period would likely have a material adverse impact on our business.

Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for natural gas and oil, which have declined substantially. Lower commodity prices may reduce the amount of natural gas and oil that we can produce economically. Historically, natural gas and oil prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Continued depressed prices in the future would have a negative impact on our future financial results and could result in an impairment charge. Because our reserves are predominantly natural gas, changes in natural gas prices have a more significant impact on our financial results.

Prices for natural gas and oil are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for natural gas and oil, market uncertainty and a variety of additional factors that are beyond our control. These factors include but are not limited to the following:

•	the levels and location of natural gas and oil supply and demand and expectations regarding supply and demand, including the potential long- term impact of an abundance of natural gas and oil (such as that produced from our Marcellus Shale properties) on the domestic and global natural gas and oil supply;

•	the level of industrial and consumer product demand;

•	weather conditions;

•	fluctuating seasonal demand;

•	political conditions or hostilities in natural gas and oil producing regions, including the Middle East, Africa and South America;

•	the ability of the members of the Organization of Petroleum Exporting Countries and other exporting nations to agree to and maintain oil price and production controls;

•	the price level of foreign imports;

•	actions of governmental authorities;

•	the availability, proximity and capacity of gathering, transportation, processing and/or refining facilities in regional or localized areas that may affect the realized price for natural gas and oil;

•	inventory storage levels;

•	the nature and extent of domestic and foreign governmental regulations and taxation, including environmental and climate change regulation;

•	the price, availability and acceptance of alternative fuels;

•	technological advances affecting energy consumption;

•	speculation by investors in oil and natural gas;

•	variations between product prices at sales points and applicable index prices; and

•	overall economic conditions, including the value of the U.S. dollar relative to other major currencies.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty the future prices of natural gas and oil. In the past, the prices of natural gas, NGLs and oil have been extremely volatile, and we expect this volatility to continue. During the year ended December 31, 2015, the NYMEX Henry Hub natural gas index price ranged from a high of $3.23 per MMBtu to a low of $1.76 per MMBtu, and West Texas Intermediate (“WTI”) oil prices ranged from a high of $61.43 per bbl to a low of $34.73 per bbl. Between January 1, 2016 and September 30, 2016, the NYMEX Henry Hub natural gas index price ranged from a high of $3.06 per MMBtu to a low of $1.64 per MMBtu, and West Texas Intermediate oil prices ranged from a high of $51.23 per bbl to a low of $26.21 per bbl.

A continuation of the prolonged substantial decline in the price of oil and natural gas will likely have a material adverse effect on our financial condition and results of operations. We may use various derivative instruments in connection with anticipated oil and natural gas sales to reduce the impact of commodity price fluctuations. Specifically, the First Lien Exit Facility requires us to enter into commodity hedges covering at least 80% of our expected 2019 production prior to December 31, 2017. However, the entire exposure of our operations from commodity price volatility is not currently hedged, and we may not be able to hedge such exposure going forward. To the extent we do not hedge against commodity price volatility, or our hedges are not effective, our results of operations and financial position may be further diminished.

In addition, low oil and natural gas prices have reduced, and may in the future further reduce, the amount of oil and natural gas that can be produced economically by our operators. This scenario may result in our having to make substantial downward adjustments to our estimated proved reserves, which could negatively impact our borrowing base and our ability to fund our operations. If this occurs or if production estimates change or exploration or development results deteriorate, successful efforts method of accounting principles may require us to write down, as a non-cash charge to earnings, the carrying value of our oil and natural gas properties. Our operators could also determine during periods of low commodity prices to shut in or curtail production from wells on our properties. In addition, they could determine during periods of low commodity prices to plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under conditions of higher prices.

Oil prices and natural gas prices have declined substantially from historical highs and may remain depressed for the foreseeable future. Approximately 17% of our 2015 total revenues were derived from oil and condensate sales. Approximately 81% of our 2015 total production was natural gas, on a “Mcf-equivalent” basis. Any additional decreases in prices of oil and natural gas may adversely affect our cash generated from operations, results of operations and financial position, perhaps materially.

During the year ended December 2015, the spot WTI market price at Cushing, Oklahoma has declined from a high of $61.43 per bbl to a low of $34.73 per bbl. During the nine years prior to December 31, 2015, natural gas prices at Henry Hub have ranged from a high of $13.31 per MMBtu in 2008 to a low of $1.76 per MMBtu in 2015. Between January 1, 2016 and September 30, 2016, the NYMEX Henry Hub natural gas index price ranged from a high of $3.06 per MMBtu to a low of $1.64 per MMBtu, and West Texas Intermediate oil prices ranged from a high of $51.23 per bbl to a low of $26.21 per bbl. The reduction in prices has been caused by many factors, including substantial increases in U.S. oil and natural gas production and reserves from unconventional (shale) reservoirs, without an offsetting increase in demand. During 2015 and thus far in 2016, the global oil supply has continued to outpace demand, resulting in sustained distress in oil and gas commodity prices. The duration and magnitude of the future commodity price declines cannot be accurately predicted.

This environment could cause the prices for oil and natural gas to remain at current levels or to fall to even lower levels. If prices for oil and natural gas continue to remain depressed for lengthy periods, we may be required to write down the value of our oil and natural gas properties, and some of our undeveloped locations may no longer be economically viable. In addition, sustained low prices for oil and natural gas will negatively impact the value of our estimated proved reserves and the amount that we are allowed to borrow under our bank credit facility (as a result of borrowing base redeterminations) and reduce the amounts of cash we would otherwise have available to pay expenses, fund capital expenditures and service our indebtedness.

We may not be able to continue to raise funds through our Drilling Partnerships at desired levels, which may in turn restrict our ability to maintain our drilling activity at recent levels.

We sponsor limited and general partnerships to finance certain of our development drilling activities. Accordingly, the amount of development activities that we will undertake depends in large part upon our ability to obtain investor subscriptions to invest in these Drilling Partnerships. We raised $59.3 million, $166.8 million and $150.0 million in 2015, 2014, and 2013, respectively. In the future, we may not be successful in raising funds through these Drilling Partnerships at the same levels that we experienced, and we also may not be successful in increasing the amount of funds we raise. Our ability to raise funds through our Drilling Partnerships depends in large part upon the perception of investors of their potential return on their investment and their tax benefits from investing in them, which perception is influenced significantly by our historical track record of generating returns and tax benefits to the investors in our existing partnerships.

In the event that our Drilling Partnerships do not achieve satisfactory returns on investment or the anticipated tax benefits, we may have difficulty in maintaining or increasing the level of Drilling Partnership fundraising relative to the levels achieved by us. In this event, we may need to seek financing for our drilling activities through alternative methods, which may not be available, or which may be available only on a less attractive basis than the financing we realized through these Drilling Partnerships, or we may determine to reduce drilling activity.

Changes in tax laws may impair our ability to obtain capital funds through Drilling Partnerships.

Under current federal tax laws, there are tax benefits to investing in Drilling Partnerships, including deductions for intangible drilling costs and depletion deductions. However, both the Obama Administration’s budget proposal for fiscal year 2017 and other recently introduced legislation include proposals that would, among other things, eliminate or reduce certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs and certain environmental clean-up costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that are currently available with respect to oil and natural gas exploration and development. The repeal of these oil and gas tax benefits, if it happens, would result in a substantial decrease in tax benefits associated with an investment in our Drilling Partnerships. These or other changes to federal tax law may make investment in the Drilling Partnerships less attractive and, thus, reduce our ability to obtain funding from this significant source of capital funds.

Fee-based revenues may decline if we are unsuccessful in sponsoring new Drilling Partnerships.

Our fee-based revenues will be based on the number of Drilling Partnerships we sponsor and the number of partnerships and wells we manage or operate. If we are unsuccessful in sponsoring future Drilling Partnerships, our fee-based revenues may decline.

Our revenues may decrease if investors in our Drilling Partnerships do not receive a minimum return.

We have agreed to subordinate a portion of our share of production revenues, net of corresponding production costs, to specified returns to the investor partners in the Drilling Partnerships, typically 10% to 12% per year for the first five to eight years of distributions. Thus, our revenues from a particular partnership will decrease if we do not achieve the specified minimum return. For the year ended December 31, 2015, $1.7 million of our revenues, net of corresponding production costs, were subordinated, which reduced our cash distributions received from the Drilling Partnerships. For the year ended December 31, 2014, the subordinated amount, net of corresponding production costs, was $5.3 million and for the year ended December 31, 2013, it was $9.6 million.

We or one of our subsidiaries may be exposed to financial and other liabilities as the managing general partner in Drilling Partnerships.

We or one of our subsidiaries serves as the managing general partner of the Drilling Partnerships and will be the managing general partner of new Drilling Partnerships that we sponsor. As a general partner, we or one of our subsidiaries will be contingently liable for the obligations of the partnerships to the extent that partnership assets or insurance proceeds are insufficient. We have agreed to indemnify each investor partner in the Drilling Partnerships from any liability that exceeds such partner’s share of the Drilling Partnership’s assets.

Competition in the natural gas and oil industry is intense, which may hinder our ability to acquire natural gas and oil properties and companies and to obtain capital, contract for drilling equipment and secure trained personnel.

We operate in a highly competitive environment for acquiring properties and other natural gas and oil companies, attracting capital through our Drilling Partnerships, contracting for drilling equipment and securing trained personnel. Our competitors may be able to pay more for natural gas, natural gas liquids and oil properties and drilling equipment and to evaluate, bid for and purchase a greater number of properties than our financial or personnel resources permit. Moreover, our competitors for investment capital may have better track records in their programs, lower costs or stronger relationships with participants in the oil and gas investment community than we do. All of these challenges could make it more difficult for us to execute our growth strategy. We may not be able to compete successfully in the future in acquiring leasehold acreage or prospective reserves or in raising additional capital.

Furthermore, competition arises not only from numerous domestic and foreign sources of natural gas and oil but also from other industries that supply alternative sources of energy. Competition is intense for the acquisition of leases considered favorable for the development of natural gas and oil in commercial quantities. Product availability and price are the principal means of competition in selling natural gas and oil. Many of our competitors possess greater financial and other resources than we do, which may enable them to identify and acquire desirable properties and market their natural gas and oil production more effectively than we can.

Many of our leases are in areas that have been partially depleted or drained by offset wells.

Our key operated project areas are located in active drilling areas in the Mississippi Lime, Marble Falls, Utica Shale and Marcellus Shale, and many of our leases are in areas that have already been partially depleted or drained by earlier offset drilling. This may inhibit our ability to find economically recoverable quantities of natural gas and oil in these areas.

Our operations require substantial capital expenditures to increase our asset base. If we are unable to obtain needed capital or financing on satisfactory terms, our asset base will decline, which could cause our revenues to decline.

The natural gas and oil industry is capital intensive. If we are unable to obtain sufficient capital funds on satisfactory terms, we may be unable to increase or maintain our inventory of properties and reserve base, or be forced to curtail drilling or other activities. This could cause our revenues to decline and diminish our ability to service any debt that we may have at such time. If we do not make sufficient or effective capital expenditures, including with funds from third-party sources, we will be unable to expand our business operations. In addition, the Chapter 11 cases have added complexity to our ability to fund capital expenditures. Please read “—Risks Related to the Chapter 11 Cases— Our long-term liquidity requirements and the adequacy of our capital resources are difficult to predict at this time.”

Economic conditions and instability in the financial markets could negatively impact our business.

Concerns over global economic conditions, energy costs, geopolitical issues, inflation, the availability and cost of credit, the European debt crisis, the Chinese economy, and the United States real estate market have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil, natural gas and natural gas liquids, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and could lead to a recession. In addition, continued hostilities in the Middle East and the occurrence or threat of terrorist attacks in the United States or other countries could adversely affect the economies of the United States and other countries. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices. If the economic climate in the United States or abroad deteriorates further, worldwide demand for petroleum products could diminish, which could impact the price at which oil, natural gas and natural gas liquids produced from our properties are sold, affect the ability of vendors, suppliers and customers associated with our properties to continue operations and ultimately adversely impact our results of operations, financial condition and potential cash available for distribution.

The above factors can also cause volatility in the markets and affect our ability to raise capital and reduce the amount of cash available to fund operations. We cannot be certain that additional capital will be available to us to the extent required and on acceptable terms. Disruptions in the capital and credit markets could negatively impact our access to liquidity needed for our businesses and impact flexibility to react to changing economic and business conditions. We may be unable to execute our growth strategies, take advantage of business opportunities, respond to competitive pressures or service our debt, any of which could negatively impact our business.

A continuing or weakening of the current economic situation could have an adverse impact on producers, key suppliers or other customers, or on our lenders, causing them to fail to meet their obligations. Market conditions could also impact our derivative instruments. If a counterparty is unable to perform its obligations and the derivative instrument is terminated, our cash flow could be impacted. The uncertainty and volatility surrounding the global financial system may have further impacts on our business and financial condition that we currently cannot predict or anticipate.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our debt obligations.

On September 1, 2016, we and Titan Operating, as borrower, entered into the First Lien Exit Facility and the Second Lien Exit Facility, which together currently have approximately $692.5 million aggregate principal amount of debt outstanding. Our high level of indebtedness could have important consequences for an investment in us and significant effects on our business. For example, our high level of indebtedness, the funds required to service such debt and the terms of our debt agreements may:

•	require a substantial portion of our cash flow to make interest payments on the debt and reduce the cash flow available to fund capital expenditures and to grow our business;

•	make it more difficult for us to satisfy our financial obligations under our indebtedness and our contractual and commercial commitments and increase the risk that we may default on our debt obligations;

•	increase the risk of a future credit ratings downgrade, which could increase future debt costs and limit the future availability of debt financing;

•	increase our vulnerability to downturns in our business, our industry or in the general economy and restrict us from exploiting business opportunities or making acquisitions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry;

•	place us at a competitive disadvantage relative to our competitors that may not be as leveraged with debt;

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other investments, or general corporate purposes, which may limit our ability to execute our business strategy;

•	limit our ability to refinance our indebtedness on terms that are commercially reasonable, or at all;

•	limit management’s discretion in operating our business; and

•	result in higher interest expense if interest rates increase and we have outstanding floating rate borrowings.

Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to satisfy our other debt obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors affecting our company and industry, many of which are beyond our control.

We are currently primarily dependent on our credit facilities for liquidity. Any reduction of the borrowing base under our First Lien Exit Facility could reduce or eliminate our ability to borrow under the facility and we may be required to prepay indebtedness under our credit facilities earlier than anticipated, which would adversely impact our liquidity.

As of September 30, 2016, the First Lien Exit Facility was fully drawn. The First Lien Exit Facility is subject to semi-annual redeterminations of its borrowing base, with additional interim re-determinations permitted under certain circumstances, upon the loan collateral value assigned to our various natural gas and oil properties and other assets. The initial borrowing base consists of a $410 million conforming reserve based tranche plus a $30 million non-conforming tranche, and initial commitments of the First Lien Lenders are $600 million. Downward revisions of our oil and natural gas reserves volume and value due to declines in commodity prices, the impact of lower estimated capital spending in response to lower prices, performance revisions, sales of assets or the incurrence of certain types of additional debt, among other items, could cause a reduction of our borrowing base in the future, and these reductions could be significant. The borrowing base will be automatically reduced upon the occurrence of certain events, including sales of oil and gas properties. Continued low commodity prices and the possible reserve write-downs that may result, along with the maturity schedule of our hedges, may impact future redeterminations.

The first scheduled borrowing base redetermination is on May 1, 2017. However, a super majority of the First Lien Lenders may elect, in certain circumstances, to seek an interim redetermination of the borrowing base prior to May 1, 2017. In addition, the non-conforming tranche under the First Lien Exit Facility matures on May 1, 2017.

There can be no assurance that our lenders will not reduce the borrowing base to an amount below our outstanding borrowings, which would require us, among other things, to prepay a portion of outstanding borrowings or mortgage additional oil and gas properties to eliminate such deficiency. In such event, we may be required to enter into discussions with our lenders or take other actions, and there can be no guarantee that any such discussions or actions would be successful.

If we cannot make the required payments under our credit facilities, including as a result of a borrowing base redetermination to an amount below our outstanding borrowings, an event of default would result thereunder as well as a cross-default under our other debt agreements. Upon the occurrence of an event of default, the lenders under our credit facilities could elect to declare all amounts outstanding immediately due and payable and the lenders could terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our oil and gas properties and our ownership interests in a majority of the material operating subsidiaries as collateral under our credit facilities. If the lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay our credit facilities and our other liabilities.

Our debt obligations and covenants in our credit facilities could restrict our business in many ways and may have a negative impact on our financing options and liquidity position.

Our debt obligations and covenants in our credit facilities could restrict our business in many ways. For example, our First Lien Exit Facility and Second Lien Exit Facility may contain various restrictive covenants that limit our ability to, among other things:

•	incur additional indebtedness or grant liens;

•	make loans or investments;

•	make restricted payments;

•	issue preferred stock;

•	make distributions from restricted subsidiaries;

•	take on debt of unrestricted subsidiaries;

•	enter into commodity or interest rate swap arrangements;

•	sell assets and subsidiary stock;

•	sell all or substantially all of our assets;

•	enter into certain transactions with affiliates;

•	sell or discount of receivables; and

•	merge into or consolidate with other persons.

In addition, our credit facilities require us to maintain specified financial ratios. Specifically, the First Lien Exit Facility requires us to maintain:

•	Total Debt to EBITDA (each as defined in the First Lien Exit Facility) of not more than 5.00 to 1.00;

•	current assets to current liabilities of not less than 1.00 to 1.00;

•	First Lien Debt (as defined in the First Lien Exit Facility) to EBITDA of not more than 3.50 to 1.00; and

•	EBITDA to Interest Expense (as defined in the First Lien Exit Facility) of not less than 2.50 to 1.00.

In addition, the Second Lien Exit Facility requires us to maintain:

•	EBITDA to Interest Expense (each as defined in the Second Lien Exit Facility) of not less than 2.50 to 1.00;

•	Total Leverage Ratio (as defined in the Second Lien Exit Facility) of no greater than 5.5 to 1.0 prior to December 31, 2017 and no greater than 5.0 to 1.0 thereafter; and

•	current assets to current liabilities of not less than 1.0 to 1.0.

Our ability to meet those financial ratios can be affected by events beyond our control, and we may be unable to meet those tests. If we are unable to meet any of the covenants in our credit facilities, we may be required to enter into discussions with our lenders or take other actions, which may negatively impact the price of our securities.

A breach of any of the covenants in our credit facilities could result in an event of default thereunder as well as a cross-default under our other debt agreements. Upon the occurrence of an event of default, the lenders under our credit facilities could elect to declare all amounts outstanding immediately due and payable and the lenders could terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets as collateral under our credit facilities. If the lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay our credit facilities and our other liabilities.

In addition, our borrowings under our credit facilities are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same.

To the extent that we incur additional indebtedness, the risks described above could increase and the additional debt obligations might subject us to additional and different restrictive covenants that could further affect our financial and operational flexibility. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on acceptable terms or at all.

Significant physical effects of climate change have the potential to damage our facilities, disrupt our production activities and cause us to incur significant costs in preparing for or responding to those effects.

Climate change could have an effect on the severity of weather (including hurricanes and floods), sea levels, the arability of farmland, and water availability and quality. If such effects were to occur, our exploration and production operations have the potential to be adversely affected. Potential adverse effects could include damages to our facilities from powerful winds or rising waters in low lying areas, disruption of our production activities either because of climate-related damages to our facilities or our costs of operation potentially rising from such climatic effects, less efficient or non-routine operating practices necessitated by climate effects or increased costs for insurance coverage in the aftermath of such effects. Significant physical effects of climate change could also have an indirect effect on our financing and operations by disrupting the transportation or process-related services provided by midstream companies, service companies or suppliers with whom we have a business relationship. We may not be able to recover through insurance some or any of the damages, losses or costs that may result from potential physical effects of climate change.

We depend on certain key customers for sales of our natural gas, crude oil and natural gas liquids. To the extent these customers reduce the volumes of natural gas, crude oil and natural gas liquids they purchase or process from us, or cease to purchase or process natural gas, crude oil and natural gas liquids from us, our revenues and cash available for distribution could decline.

We market the majority of our natural gas production to gas utility companies, gas marketers, local distribution companies and industrial or other end-users. Crude oil produced from our wells flow directly into leasehold storage tanks where it is picked up by an oil company or a common carrier acting for an oil company. NGLs are extracted from the natural gas stream by processing and fractionation plants enabling the remaining “dry” gas (low Btu content) to meet pipeline specifications for transport to end users or marketers operating on the receiving pipeline. For the year ended December 31, 2015, Tenaska Marketing Ventures, Chevron, Enterprise and Interconn Resources LLC accounted for approximately 21%, 15%, 11% and 11% of our total natural gas, crude oil and natural gas liquids production revenue, respectively, with no other single customer accounting for more than 10% for this period. To the extent these and other key customers reduce the amount of natural gas, crude oil and natural gas liquids they purchase from us, our revenues and cash flow could temporarily decline in the event we are unable to sell to additional purchasers.

An increase in the differential between the NYMEX or other benchmark prices of oil and natural gas and the wellhead price that we receive for our production could significantly reduce our cash available for distribution and adversely affect our financial condition.

The prices that we receive for our oil and natural gas production sometimes reflect a discount to the relevant benchmark prices, such as NYMEX. The difference between the benchmark price and the price that we receive is called a differential. Increases in the differential between the benchmark prices for oil and natural gas and the wellhead price that we receive could significantly reduce our cash flow and adversely affect our financial condition. We use the relevant benchmark price to calculate our hedge positions, and we do not have any commodity derivative contracts covering the amount of the basis differentials we experience in respect of our production. As such, we will be exposed to any increase in such differentials, which could adversely affect our results of operations.

Some of our undeveloped leasehold acreage is subject to leases that may expire in the near future.

As of December 31, 2015, leases covering approximately 4,702 of our 742,944 net undeveloped acres, or 0.6%, are scheduled to expire on or before December 31, 2016. An additional 0.6% of our net undeveloped acres are scheduled to expire in 2017 and 0.2% in 2018. If we are unable to renew these leases or any leases scheduled for expiration beyond their expiration date, on favorable terms, we will lose the right to develop the acreage that is covered by an expired lease.

Drilling for and producing natural gas and oil are high-risk activities with many uncertainties.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for natural gas and oil can be uneconomic, not only from dry holes, but also from productive wells that do not produce sufficient revenues to be commercially viable. This risk is exacerbated by the current decline in oil and gas prices. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

•	the high cost, shortages or delivery delays of equipment and services;

•	unexpected operational events and drilling conditions;

•	adverse weather conditions;

•	facility or equipment malfunctions;

•	title problems;

•	pipeline ruptures or spills;

•	compliance with environmental and other governmental requirements;

•	unusual or unexpected geological formations;

•	formations with abnormal pressures;

•	injury or loss of life and property damage to a well or third-party property;

•	leaks or discharges of toxic gases, brine, natural gas, oil, hydraulic fracturing fluid and wastewater from a well;

•	environmental accidents, including groundwater contamination;

•	fires, blowouts, craterings and explosions; and

•	uncontrollable flows of natural gas or well fluids.

Any one or more of the factors discussed above could reduce or delay our receipt of drilling and production revenues, thereby reducing our earnings, and could reduce revenues in one or more of our Drilling Partnerships, which may make it more difficult to finance our drilling operations through sponsorship of future partnerships. In addition, any of these events can cause substantial losses, which may not fully be covered by insurance, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, loss of wells and regulatory penalties, which could reduce our cash flow.

Although we maintain insurance against various losses and liabilities arising from our operations, insurance against all operational risks is not available to us. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. Losses could, therefore, occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could reduce our results of operations.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would reduce our cash flow from operations and income.

Producing natural gas and oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our natural gas and oil reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our reserves and economically finding or acquiring additional recoverable reserves. Our ability to find and acquire additional recoverable reserves to replace current and future production at acceptable costs depends on our ability to generate sufficient cash flow from operations and other sources of capital, principally from the sponsorship of new Drilling Partnerships, all of which are subject to the risks discussed elsewhere in this section.

Decreases in commodity prices could subject our oil and gas properties to a non-cash impairment loss under U.S. generally accepted accounting principles.

U.S. generally accepted accounting principles require oil and gas properties and other long-lived assets to be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Long-lived assets are reviewed for potential impairments at the lowest levels for which there are identifiable cash flows that are largely independent of other groups of assets. We test our oil and gas properties on a field-by-field basis, by determining if the historical cost of proved properties less the applicable depletion, depreciation and amortization and abandonment is less than the estimated expected undiscounted future cash flows. The expected future cash flows are estimated based on our economic interests and our plans to continue to produce and develop proved reserves. Expected future cash flow from the sale of production of reserves is calculated based on estimated future prices. We estimate prices based on current contracts in place at the impairment testing date, adjusted for basis differentials and market related information, including published future prices. The estimated future level of production is based on assumptions surrounding future levels of prices and costs, field decline rates, market demand and supply, and the economic and regulatory climates.

Prolonged depressed prices of natural gas and oil may cause the carrying value of our oil and gas properties to exceed the expected future cash flows, and a non-cash impairment loss would be required to be recognized in the financial statements for the difference between the estimated fair market value (as determined by discounted future cash flows) and the carrying value of the assets. During the year ended December 31, 2015, we recognized $966.6 million of asset impairment primarily related to oil and gas properties in the Barnett, Coal-bed Methane, Rangely, Southern Appalachia, Marcellus and Mississippi Lime operating areas, and unproved acreage in the New Albany Shale, which were impaired due to lower forecasted commodity prices, net of $85.8 million of future hedge gains reclassified from accumulated other comprehensive income.

Estimates of reserves are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.

Underground accumulations of natural gas and oil cannot be measured in an exact way. Natural gas and oil reserve engineering requires subjective estimates of underground accumulations of natural gas and oil and assumptions concerning future natural gas prices, production levels and operating and development costs. As a result, estimated quantities of proved reserves and projections of future production rates and the timing of development expenditures may prove to be inaccurate. Our current estimates of our proved reserves are prepared by our internal engineers and our independent petroleum engineers. Over time, our internal engineers may make material changes to reserve estimates taking into account the results of actual drilling and production. Some of our reserve estimates were made without the benefit of a lengthy production history, which are less reliable than estimates based on a lengthy production history. Also, we make certain assumptions regarding future natural gas prices, production levels and operating and development costs that may prove incorrect. Any significant variance from these assumptions by actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of natural gas and oil attributable to any particular group of properties, the classifications of reserves based on risk of recovery and estimates of the future net cash flows. Our standardized measure is calculated using natural gas prices that do not include financial hedges. Numerous changes over time to the assumptions on which our reserve estimates are based, as described above, often result in the actual quantities of natural gas and oil we ultimately recover being different from our reserve estimates.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated natural gas and oil reserves. We base the estimated discounted future net cash flows from our proved reserves on historical prices and costs. However, actual future net cash flows from our natural gas and oil properties also will be affected by factors such as:

•	actual prices we receive for natural gas and oil;

•	the amount and timing of actual production;

•	the amount and timing of our capital expenditures;

•	the amount and timing of our capital expenditures; and

•	changes in governmental regulations or taxation.

The timing of both our production and incurrence of expenses in connection with the development and production of natural gas and oil properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the natural gas and oil industry in general.

Any significant variance in our assumptions could materially affect the quantity and value of reserves, the amount of standardized measure, and our financial condition and results of operations. In addition, our reserves or standardized measure may be revised downward or upward based upon production history, results of future exploitation and development activities, prevailing natural gas and oil prices and other factors. A material decline in prices paid for our production can reduce the estimated volumes of our reserves because the economic life of our wells could end sooner. Similarly, a decline in market prices for natural gas or oil may reduce our standardized measure.

Hedging transactions may limit our potential gains or cause us to lose money.

Pricing for natural gas, NGLs and oil has been volatile and unpredictable for many years. To limit exposure to changing natural gas and oil prices, we may use financial hedges and physical hedges for our production. Specifically, the First Lien Exit Facility requires us to enter into commodity hedges covering at least 80% of our expected 2019 production prior to December 31, 2017. Physical hedges are not deemed hedges for accounting purposes because they require firm delivery of natural gas and oil and are considered normal sales of natural gas and oil. We generally limit these arrangements to smaller quantities than those we project to be available at any delivery point.

In addition, we may enter into financial hedges, which may include purchases of regulated NYMEX futures and options contracts and non-regulated over-the-counter futures contracts with qualified counterparties in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The futures contracts are commitments to purchase or sell natural gas and oil at future dates and generally cover one-month periods for up to six years in the future. The over-the-counter derivative contracts are typically cash settled by determining the difference in financial value between the contract price and settlement price and do not require physical delivery of hydrocarbons.

These hedging arrangements may reduce, but will not eliminate, the potential effects of changing commodity prices on our cash flow from operations for the periods covered by these arrangements. Furthermore, while intended to help reduce the effects of volatile commodity prices, such transactions, depending on the hedging instrument used, may limit our potential gains if commodity prices were to rise substantially over the price established by the hedge. In addition, these arrangements expose us to risks of financial loss in a variety of circumstances, including when:

•	a counterparty is unable to satisfy its obligations;

•	production is less than expected; or

•	there is an adverse change in the expected differential between the underlying price in the derivative instrument and actual prices received for our production.

However, it is not always possible for us to engage in a derivative transaction that completely mitigates our exposure to commodity prices and interest rates. Our financial statements may reflect a gain or loss arising from an exposure to commodity prices and interest rates for which we are unable to enter into a completely effective hedge transaction.

The failure by counterparties to our derivative risk management activities to perform their obligations could have a material adverse effect on our results of operations.

The use of derivative risk management transactions involves the risk that the counterparties will be unable to meet the financial terms of such transactions. If any of these counterparties were to default on its obligations under our derivative arrangements, such a default could have a material adverse effect on our results of operations, and could result in a larger percentage of our future production being subject to commodity price changes.

Due to the accounting treatment of derivative contracts, increases in prices for natural gas, crude oil and NGLs could result in non-cash balance sheet reductions and non-cash losses in our statement of operations.

We account for our derivative contracts by applying the mark-to-market accounting treatment required for these derivative contracts. We could recognize incremental derivative liabilities between reporting periods resulting from increases or decreases in reference prices for natural gas, crude oil and NGLs, which could result in us recognizing a non-cash loss in our consolidated statements of operations and a consequent non-cash decrease in our equity between reporting periods. Any such decrease could be substantial. In addition, we may be required to make cash payments upon the termination of any of these derivative contracts.

Regulations adopted by the Commodities Futures Trading Commission could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business.

The ongoing implementation of derivatives legislation adopted by the U.S. Congress could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate and other risks associated with our business. The Dodd-Frank Act, among other provisions, establishes federal oversight and regulation of the over-the-counter derivatives market and entities that participate in that market. The legislation requires the Commodities Futures Trading Commission (the “CFTC”), and the SEC to promulgate rules and regulations implementing the new legislation. The CFTC finalized many of the regulations associated with the reform legislation, and is in the process of implementing position limits for certain futures and option contracts in the major energy markets and for swaps that are their economic equivalents. The CFTC adopted final rules establishing margin requirements for uncleared swaps entered by swap dealers, major swap participants and financial end users (though non-financial end users are excluded from margin requirements). While, as a non-financial end user, we are not subject to margin requirements, application of these requirements to our counterparties could affect the cost and availability of swaps we use for hedging. The financial reform legislation may also require the counterparties to our derivative instruments to spin off some of their derivatives activities to separate entities, which may not be as creditworthy as the current counterparties.

The new legislation and any new regulations could significantly increase the cost of derivative contracts; materially alter the terms of derivative contracts; reduce the availability of derivatives to protect against risks we encounter; reduce our ability to monetize or restructure our derivative contracts in existence at that time; and increase our exposure to less creditworthy counterparties. If we reduce or change the way we use derivative instruments as a result of the legislation or regulations, our results of operations may become more volatile and cash flows may be less predictable, which could adversely affect our ability to plan for and fund capital expenditures. Finally, the legislation was also intended, in part, to reduce the volatility of oil and natural gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to oil and natural gas. Our revenues could therefore be adversely affected if a consequence of the legislation and regulations is to lower commodity prices. Any of these consequences could have a material adverse effect on our consolidated financial position, results of operations and/or cash flows.

Any acquisitions we complete are subject to substantial risks that could adversely affect our financial condition and results of operations.

Any acquisition involves potential risks, including, among other things:

•	the validity of our assumptions about reserves, future production, revenues, capital expenditures and operating costs;

•	an inability to successfully integrate the businesses we acquire;

•	a decrease in our liquidity by using a portion of our available cash or borrowing capacity under our revolving credit facility to finance acquisitions;

•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;

•	the assumption of unknown environmental or title and other liabilities, losses or costs for which we are not indemnified or for which our indemnity is inadequate;

•	the diversion of management’s attention from other business concerns and increased demand on existing personnel;

•	the incurrence of other significant charges, such as impairment of oil and natural gas properties, goodwill or other intangible assets, asset devaluation or restructuring charges;

•	unforeseen difficulties encountered in operating in new geographic areas; and

•	the loss of key purchasers of our production; and

•	the failure to realize expected growth or profitability.

Our decision to acquire oil and natural gas properties depends in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses, seismic data and other information, the results of which are often inconclusive and subject to various interpretations. The scope and cost of the above risks may be materially greater than estimated at the time of the acquisition. Further, our future acquisition costs may be higher than those we have achieved historically. Any of these factors could adversely affect our future growth and the ability to pay distributions.

We may be unsuccessful in integrating the operations from any future acquisitions with our operations and in realizing all of the anticipated benefits of these acquisitions.

The integration of previously independent operations can be a complex, costly and time-consuming process. The difficulties of combining these systems, as well as any operations we may acquire in the future, include, among other things:

•	operating a significantly larger combined entity;

•	the necessity of coordinating geographically disparate organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures;

•	consolidating operational and administrative functions;

•	integrating internal controls, compliance under Sarbanes-Oxley Act of 2002 and other corporate governance matters;

•	the diversion of management’s attention from other business concerns;

•	customer or key employee loss from the acquired businesses;

•	a significant increase in our indebtedness; and

•	potential environmental or regulatory liabilities and title problems.

Costs incurred and liabilities assumed in connection with an acquisition and increased capital expenditures and overhead costs incurred to expand our operations could harm our business or future prospects, and result in significant decreases in our gross margin and cash flows.

Our acquisitions may prove to be worth less than we paid, or provide less than anticipated proved reserves, because of uncertainties in evaluating recoverable reserves, well performance, and potential liabilities as well as uncertainties in forecasting oil and natural gas prices and future development, production and marketing costs.

Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, development potential, well performance, future oil and natural gas prices, operating costs and potential environmental and other liabilities. Our estimates of future reserves and estimates of future production for our acquisitions are initially based on detailed information furnished by the sellers and subject to review, analysis and adjustment by our internal staff, typically without consulting independent petroleum engineers. Such assessments are inexact and their accuracy is inherently uncertain; our proved reserves estimates may thus exceed actual acquired proved reserves. In connection with our assessments, we perform a review of the acquired properties that we believe is generally consistent with industry practices. However, such a review will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every well. Even when we inspect a well, we do not always discover structural, subsurface and environmental problems that may exist or arise. As a result of these factors, the purchase price we pay to acquire oil and natural gas properties may exceed the value we realize.

Also, our reviews of acquired properties are inherently incomplete because it is generally not feasible to perform an in-depth review of the individual properties involved in each acquisition given the time constraints imposed by the applicable acquisition agreement. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor would it necessarily permit a buyer to become sufficiently familiar with the properties to fully assess their deficiencies and potential.

Acquired properties may not produce as projected and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against such liabilities.

One of our growth strategies is to capitalize on opportunistic acquisitions of natural gas reserves. However, reviews of acquired properties are often incomplete because it generally is not feasible to review in depth every individual property involved in each acquisition. A detailed review of records and properties also may not necessarily reveal existing or potential problems, and may not permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well that we acquire. Potential problems, such as deficiencies in the mechanical integrity of equipment or environmental conditions that may require significant remedial expenditures, are not necessarily observable even when we inspect a well. Any unidentified problems could result in material liabilities and costs that negatively affect our financial condition and results of operations.

Even if we are able to identify problems with an acquisition, the seller may be unwilling or unable to provide effective contractual protection or indemnity against all or part of these problems. Even if a seller agrees to provide indemnity, the indemnity may not be fully enforceable and may be limited by floors and caps on such indemnity.

We may not identify all risks associated with the acquisition of oil and natural gas properties, or existing wells, and any indemnifications we receive from sellers may be insufficient to protect us from such risks, which may result in unexpected liabilities and costs to us.

Our business strategy focuses on acquisitions of undeveloped oil and natural gas properties that we believe are capable of production. We have acquired and may make additional acquisitions of undeveloped oil and gas properties from time to time, subject to available resources. Any future acquisitions will require an assessment of recoverable reserves, title, future oil and natural gas prices, operating costs, potential environmental hazards, potential tax and other liabilities and other factors. Generally, it is not feasible for us to review in detail every individual property involved in a potential acquisition. In making acquisitions, we generally focus most of our title, environmental and valuation efforts on the properties that we believe to be more significant, or of higher-value. Even a detailed review of properties and records may not reveal all existing or potential problems, nor would it permit us to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. In addition, we do not inspect in detail every well that we acquire. Potential problems, such as deficiencies in the mechanical integrity of equipment or environmental conditions that may require significant remedial expenditures, are not necessarily observable even when we perform a detailed inspection. Any unidentified problems could result in material liabilities and costs that negatively impact our financial condition and results of operations.

Even if we are able to identify problems with an acquisition, the seller may be unwilling or unable to provide effective contractual protection or indemnity against all or part of these problems. Even if a seller agrees to provide indemnity, the indemnity may not be fully enforceable or may be limited by floors and caps, and the financial wherewithal of such seller may significantly limit our ability to recover our costs and expenses. Any limitation on our ability to recover the costs related any potential problem could materially impact our financial condition and results of operations.

Any production associated with the assets acquired in the Rangely Acquisition will decline if the operator’s access to sufficient amounts of carbon dioxide is limited.

Production associated with the assets we acquired located in the Rangely Field in northwest Colorado (the “Rangely Acquisition”) is dependent on CO2 tertiary recovery operations in the Rangely Field. The crude oil and NGL production from these tertiary recovery operations depends, in large part, on having access to sufficient amounts of CO2. The ability to produce oil and NGLs from these assets would be hindered if the supply of CO2 was limited due to, among other things, problems with the Rangely Field’s current CO2 producing wells and facilities, including compression equipment, or catastrophic pipeline failure. Any such supply limitation could have a material adverse effect on the results of operations and cash flows associated with these tertiary recovery operations. Our anticipated future crude oil and NGL production from tertiary operations is also dependent on the timing, volumes and location of CO2 injections and, in particular, on the operator’s ability to increase its combined purchased and produced volumes of CO2 and inject adequate amounts of CO2 into the proper formation and area within the Rangely Field.

Ownership of our oil, gas and natural gas liquids production depends on good title to our property.

Good and clear title to our oil and gas properties is important. Although we will generally conduct title reviews before the purchase of most oil, gas, natural gas liquids and mineral producing properties or the commencement of drilling wells, such reviews do not assure that an unforeseen defect in the chain of title will not arise to defeat our claim, which could result in a reduction or elimination of the revenue received by us from such properties.

Conservation measures and technological advances could reduce demand for oil and natural gas.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and natural gas. The impact of the changing demand for oil and natural gas services and products may have a material adverse effect on our business, financial condition and results of operations.

We are subject to comprehensive federal, state, local and other laws and regulations that could increase the cost and alter the manner or feasibility of our doing business.

Our operations are regulated extensively at the federal, state and local levels. The regulatory environment in which we operate includes, in some cases, legal requirements for obtaining environmental assessments, environmental impact studies and/or plans of development before commencing drilling and production activities. In addition, our activities are subject to the regulations regarding conservation practices and protection of correlative rights. These regulations affect our operations and limit the quantity of natural gas, NGLs and oil we may produce and sell. A major risk inherent in a drilling plan is the need to obtain drilling permits (which can include financial responsibility requirements) from state agencies and local authorities. Delays in obtaining regulatory approvals or drilling permits, the failure to obtain a drilling permit for a well or the receipt of a permit with unreasonable conditions or costs could inhibit our ability to develop our respective properties. The natural gas, NGLs and oil regulatory environment could also change in ways that might substantially increase the financial and managerial costs of compliance with these laws and regulations and, consequently, reduce our profitability. We may be put at a competitive disadvantage to larger companies in the industry that can spread these additional costs over a greater number of wells and these increased regulatory hurdles over a larger operating staff.

Because we handle natural gas, NGLs and oil, we may incur significant costs and liabilities in the future in order to comply with, or as a result of failing to comply with, new or existing environmental regulations or from an accidental release of substances into the environment.

How we plan, design, drill, install, operate and abandon natural gas and oil wells and associated facilities are matters subject to stringent and complex federal, state and local environmental laws and regulations. These include, for example:

•	The federal Clean Air Act and comparable state laws and regulations that impose obligations related to air emissions;

•	The federal Clean Water Act and comparable state laws and regulations that impose obligations related to spills, releases, streams, wetlands and discharges of pollutants into regulated bodies of water;

•	The federal Resource Conservation and Recovery Act (“RCRA”) and comparable state laws that impose requirements for the handling and disposal of waste, including produced waters, from our facilities;

•	The federal Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and comparable state laws that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or at locations to which we have sent waste for disposal; and

•	Wildlife protection laws and regulations such as the Migratory Bird Treaty Act and the Endangered Species Act, which require operators to cover reserve pits during the cleanup phase of the pit, if the pit is open more than 90 days, and impose restrictions regarding the extent and timing of development, including, for example, prohibitions for tree clearing.

Complying with these environmental requirements may increase costs and prompt delays in natural gas, NGLs and oil production. It is possible that the costs and delays associated with compliance with such requirements could cause us to delay or abandon the further development of certain properties. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements and the issuance of orders enjoining future operations.

There is an inherent risk that we may incur environmental costs and liabilities due to the nature of our business and the substances we handle. For example, an accidental release from one of our wells could subject us to substantial liabilities arising from environmental cleanup and remediation costs, claims made by neighboring landowners and other third parties for personal injury and property damage, and fines or penalties for related violations of environmental laws or regulations. Moreover, the possibility exists that stricter laws, regulations or enforcement policies may be enacted or adopted and could significantly increase our compliance costs and the cost of any remediation that may become necessary. We may not be able to recover remediation costs, or other losses/damages, under our respective insurance policies.

We may incur costs or delays and encounter operational restrictions in connection with complying with stringent environmental regulations that apply specifically to hydraulic fracturing.

Hydraulic fracturing is used to stimulate production of hydrocarbons, particularly natural gas, from tight formations. The process involves the injection of water, sand, and chemical additives under pressure into formations to fracture the surrounding rock and stimulate production. Some of the potential effects of Federal, state, and local environmental regulation of hydraulic fracturing, including future changes in such regulation, could include the following:

•	additional permitting requirements and permitting delays;

•	increased costs;

•	changes in the way operations, drilling and/or completion must be conducted;

•	increased recordkeeping and reporting; and

•	restrictions on the types of additives that can be used and locations in which we can operate.

Restrictions on hydraulic fracturing could also reduce the amount of natural gas, NGLs and oil that we are ultimately able to produce from our reserves.

State regulation of hydraulic fracturing and related development operations could result in increased costs and additional operating restrictions or delays.

The hydraulic fracturing and related development operations processes are typically regulated by state oil and natural gas commissions or by state environmental agencies. Some states have adopted, and other states are considering adopting, regulations that could restrict hydraulic fracturing and related development operations in certain circumstances. State regulation of hydraulic fracturing can take many forms. Among the forms of regulation that do, and in the future could, affect our operations or increase our costs are the following:

•	Typically, states impose, by means of permits, well casing, cementing, drilling, mechanical integrity, completion, well control, and plugging and abandonment requirements to ensuring hydraulic fracturing and related development operations do not contaminate groundwater and nearby surface water.

•	Most states require the disclosure of chemicals used in hydraulic fracturing fluids.

•	Many states have imposed controls on the management, reuse, recycling, and disposal of hydraulic fracturing flowback fluid and production fluids.

•	States may limit when venting/flaring of casing head gas and gas well gas may occur.

•	States may limit where fracturing can be performed and/or impose operating restrictions in certain geographic regions (i.e., location standards). For example, in areas in which there are concerns regarding induced seismicity, a state could curtail fracturing operations in the area or allow its continuance only under certain operational limitations.

•	States may impose performance standards for surface activities at oil and natural gas well sites (including containment and spill response and remediation practices) and requiring operators to identify and monitor abandoned, orphaned and inactive wells prior to hydraulic fracturing.

•	States may impose conditions on the disposal of drilling wastes containing naturally occurring radioactive material, as well as regulations applying to facilities that receive such wastes.

•	States could even take the step of a total ban on hydraulic fracturing, as New York has done, blocking our business from that state.

Local and municipal laws could also result in increased costs and additional operating restrictions or delays.

In addition to state law, local land use restrictions, such as municipal ordinances, may restrict or prohibit the performance of well drilling in general and/or hydraulic fracturing and related operations in particular. In some jurisdictions, the authority of localities to regulate hydraulic fracturing has become contentious. Courts have been asked to determine whether state regulatory schemes “pre-empt” local regulation. The outcome of legal challenges to local efforts to regulate hydraulic fracturing depends in large part on the intent of the State legislature and the comprehensiveness of its statutory scheme. If the right of municipalities to impose additional requirements is upheld, and municipalities elect to do so, local rules could impose additional constraints – such as siting and setback restrictions – and costs on our operations.

If the federal government were to comprehensively regulate hydraulic fracturing, it could impose greater costs or additional restrictions on our operations.

To date, hydraulic fracturing has not generally been subject to comprehensive regulation at the federal level. Instead, there has been limited federal regulation. For example, U.S. EPA released guidance, under its Safe Drinking Water Act underground injection control authority, regarding the use of diesel fuels in hydraulic fracturing. Implementation of the guidance will largely occur through State permitting programs. As another example, the Department of Interior’s Bureau of Land Management had issued regulations governing the conduct of hydraulic fracturing federal and Indian lands, but, on June 21, 2016, a Wyoming federal district judge invalidated the rules on the basis that Congress had not given the Department authority to regulate in this manner. The Federal government appealed the decision to the 10th Circuit Court of Appeals on June 24, 2016, and the litigation is ongoing. On-going federal agency environmental reviews of hydraulic fracturing could, however, result in additional regulation. Or Congress could adopt new laws affecting our operations or directing a federal agency to regulate our operations in new or additional ways. Any such development on the federal level could make it more difficult or costly for us to perform hydraulic fracturing to stimulate production from dense subsurface rock formations.

Our drilling and production operations require both adequate sources of water to facilitate the fracturing process and the disposal of flowback and produced fluids. If we are unable to dispose of the flowback and produced fluids at a reasonable cost and in compliance with applicable environmental rules, our ability to produce gas economically and in commercial quantities could be impaired.

A significant portion of our natural gas, NGLs and oil extraction activities utilize hydraulic fracturing, which results in water that must be treated and disposed of in accordance with applicable regulatory requirements. Environmental regulations governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing may increase operating costs and cause delays, interruptions or termination of operations, the extent of which cannot be predicted, all of which could have an adverse effect on our operations and financial performance. Our ability to collect and dispose of flowback and produced fluids will affect our production, and potential increases in the cost of wastewater treatment, handling, and disposal may affect our profitability. The imposition of new environmental initiatives and regulations could include restrictions on our ability to conduct hydraulic fracturing or disposal of wastewater, drilling fluids and other substances associated with the exploration, development and production of natural gas, NGLs and oil.

Rules regulating air emissions from oil and natural gas operations could cause us to incur increased capital expenditures and operating costs.

In 2012, U.S. EPA established the New Source Performance Standards (“NSPS”) rule for oil and natural gas production, transmission, and distribution, and also made significant revisions to the existing National Emission Standards for Hazardous Air Pollutants (“NESHAP”) rules for oil and natural gas production, transmission, and storage facilities. These rules require oil and natural gas production facilities to conduct “green completions” for hydraulic fracturing, which is recovering rather than venting the gas and NGLs that come to the surface during completion of the fracturing process. The rules also establish specific requirements regarding emissions from compressors, dehydrators, storage tanks and other production equipment. Both the NSPS and NESHAP rules continue to evolve based on new information and changing environmental concerns and may become more stringent. States too are imposing requirements for air pollution control and permitting for facilities such as well sites and compressor stations. Overall, compliance with new rules regulating air emissions from our operations could result in significant costs, including increased capital expenditures and operating costs, and could affect the results of our business.

Climate change laws and regulations restricting emissions of “greenhouse gases” could affect production and consumption of natural gas, while potential physical effects of climate change could disrupt our operations and cause us to incur significant costs in preparing for, or responding to, those effects.

The requirement for “green completions” of wells is a specific anti-greenhouse gas emissions rule that imposes direct costs on our operations.

Over the past several years, U.S. EPA has issued a series of federal rules and other actions aimed at reducing the nation’s emissions of carbon dioxide, methane and other greenhouse gases. On August 29, 2016, President Obama renewed the nation’s commitment to reduce its greenhouse gas emissions by executing the instrument to join the Paris Agreement. On September 27, 2016, U.S. EPA defended its Clean Power Plan, designed to substantially reduce greenhouse gas emissions from the electricity generating sector, before the U.S. Circuit Court of Appeals for the D.C. Circuit. On November 10, 2016, U.S. EPA issued a final Information Collection Request requiring oil and natural gas companies to provide information needed to develop regulations to reduce methane emissions from existing sources in the oil and natural gas industry. Overall, these developments demonstrate a regulatory trend aimed at reducing the consumption of fossil fuels or increasing the efficiency of their use. These trends could be seen to dampen demand for our products.

Many of these developments, on the other hand, have been targeted at coal-fired power plants, which generate a substantial portion of the nation’s greenhouse gas emissions. Natural gas is generally considered a preferable fossil fuel as compared to coal, as its combustion results in emissions of fewer greenhouse gases. If U.S. EPA’s Clean Power Plan is upheld, many expect the on-going retirement of coal-fired plants to continue, with natural gas-fired power plants, along with alternative energy sources (e.g., solar and wind), expected to fill the gap left by these retirements, creating additional demand for our products.

There is general consensus in the scientific community that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods and other climatic events; if any such effects were to occur in areas in which we operate, they could have adverse effects on our operations.

Impact fees and severance taxes could materially increase our liabilities.

In an effort to offset budget deficits and fund state programs, many states have imposed impact fees and/or severance taxes on the natural gas industry. In February 2012, the Commonwealth of Pennsylvania enacted an “impact fee” on unconventional natural gas and oil production which includes the Marcellus Shale. The impact fee is based upon the year a well is spudded and varies, like most severance taxes, based upon natural gas prices. For the year ended December 31, 2015, the impact fee for our wells, including the wells in our Drilling Partnerships, was approximately $0.9 million. This is compared to an impact fee of approximately $1.0 million for the year ended December 31, 2014, an impact fee of approximately $1.7 million for the year ended December 31, 2013 and an impact fee of approximately $2.0 million for year ended December 31, 2012.

The third parties on whom we rely for gathering and transportation services are subject to complex federal, state and other laws that could adversely affect the cost, manner or feasibility of conducting our business.

The operations of the third parties on whom we rely for gathering and transportation services are subject to complex and stringent laws and regulations that require obtaining and maintaining numerous permits, approvals and certifications from various federal, state and local government authorities. These third parties may incur substantial costs in order to comply with existing laws and regulations. If existing laws and regulations governing such third-party services are revised or reinterpreted, or if new laws and regulations become applicable to their operations, these changes may affect the costs that we pay for such services. Similarly, a failure to comply with such laws and regulations by the third parties on whom we rely could have a material adverse effect on our business, financial condition and results of operations.

A cyber incident or a terrorist attacks could result in information theft, data corruption, operational disruption and/or financial loss.

We have become increasingly dependent upon digital technologies, including information systems, infrastructure and cloud applications and services, to operate our businesses, to process and record financial and operating data, communicate with our employees and business partners, analyze seismic and drilling information, estimate quantities of oil and gas reserves, as well as other activities related to our businesses. Strategic targets, such as energy-related assets, may be at greater risk of future cyber or terrorist attacks than other targets in the United States. Deliberate attacks on, or security breaches in our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or loss of our proprietary data and potentially sensitive data, delays in production or delivery, challenges in maintaining our books and records and other operational disruptions and third party liability. Our insurance may not protect us against such occurrences. Consequently, it is possible that any of these occurrences, or a combination of them, could have a material adverse effect on our business, financial condition and results of operations. Further, as cyber incidents continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents.

Risks Relating to Our Common Shares

If prices of our Common Shares decline, our shareholders could lose a significant part of their investment.

The market price of our Common Shares could be subject to wide fluctuations in response to a number of factors, most of which we cannot control, including:

•	changes in securities analysts’ recommendations and their estimates of our financial performance;

•	the public’s reaction to our press releases, announcements and our filings with the SEC;

•	fluctuations in broader securities market prices and volumes, particularly among securities of natural gas and oil companies;

•	fluctuations in natural gas and oil prices;

•	changes in market valuations of similar companies;

•	departures of key personnel;

•	commencement of or involvement in litigation;

•	variations in our quarterly results of operations or those of other natural gas and oil companies;

•	variations in the amount of our cash distributions;

•	future issuances and sales of our securities; and

•	changes in general conditions in the U.S. economy, financial markets or the natural gas and oil industry.

In recent years, the securities market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. Future market fluctuations may result in a lower price of our Common Shares.

The trading price of our Common Shares may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our Common Shares are quoted on the OTCQX Market under the symbol “TTEN.” These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ or the NYSE. Although we will use our commercially reasonable efforts to list our Common Shares on the NYSE (or other national securities exchange approved by our board of directors (the “Board”)) as soon as practicable after the applicable listing standards are satisfied or have been waived, no assurances can be given that our Common Shares can be listed on the NYSE (or other national securities exchange). In this event, there would be a highly illiquid market for our Common Shares and you may be unable to dispose of your Common Shares at desirable prices or at all.

Sales of our Common Shares may cause our share price to decline.

Sales of substantial amounts of our Common Shares in the public market, or the perception that these sales may occur, could cause the market price of our shares to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional shares.

Certain shareholders have significant influence over us and their interests might conflict with or differ from your interests as a shareholder.

Holders of our Predecessor’s senior notes, in exchange for their claims to the notes, acquired a significant ownership interest in the Common Shares pursuant to the Plan. Our Second Lien Lenders also received a significant ownership interest in our Common Shares. If such holders were to act as a group, such holders would be in a position to control the outcome of certain actions requiring shareholder approval, including the election of directors, without the approval of other shareholders. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Company and, consequently, have an impact upon the value of the Common Shares.

Provisions in our LLC Agreement limit the rights of our shareholders to elect our Class A directors, which limits their ability to influence us or affect our management.

The Class A directors comprise a majority of our Board of Directors. Our Class A directors were designated by Titan Management as the holder of the Series A Preferred Share, and any vacancies in the Class A directors may be filled by a majority of the remaining Class A directors then in office. The holders of our Common Shares do not have a right to elect Class A Directors.

Pursuant to our LLC Agreement, only our Class B directors are elected by the holders of our Common Shares. Further, we are not required to hold an annual meeting for the election of those Class B directors until 2019. Prior to the first date on which our ratio of total debt (as defined in the First Lien Exit Facility), as of such date, to EBITDA (as defined in the First Lien Exit Facility, excluding, without duplication, gains and losses arising out of mark to market and cash settlement, prior to September 1, 2016, of commodity derivative contracts) for the 12 months preceding the determination date is less than 3.5 to 1 (the “Fallaway Date”), GSO will have the right to nominate one Class B director, and the other two Class B directors shall be nominated by the other Class B directors then in office. On and after the Fallaway Date, nominations for Class B directors will be made by the Nominating and Governance Committee of the Board and may also be made by any individual shareholder holding 10% or more of the outstanding Common Shares. The Class B directors will be elected by a plurality of votes cast at the meeting.

For more information, please read “Management—Board Structure.”

Your equity interests are subordinated to our indebtedness.

In any subsequent liquidation, dissolution, or winding up of the Company, the Common Shares would rank below all debt claims against the Company, including the First Lien Exit Facility, Second Lien Exit Facility and any other indebtedness we may incur. As a result, holders of the Common Shares would not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Company until after all the obligations to our debt holders had been satisfied.

We currently do not intend to pay distributions on our Common Shares, and the First Lien Exit Facility and the Second Lien Exit Facility place certain restrictions on our ability to do so. Consequently, your only opportunity to achieve a return on your investment is if the price of our Common Shares appreciates.

We do not plan to pay distributions on our Common Shares in the foreseeable future. Additionally, the First Lien Exit Facility and the Second Lien Exit Facility place certain restrictions on our ability to pay cash distributions. Consequently, your only opportunity to achieve a return on your investment in us will be if you sell your Common Shares at a price greater than you paid for it. There is no guarantee that the price of our Common Shares that will prevail in the market will ever exceed the price at which you purchase Common Shares.

We may issue an unlimited number of additional securities, including securities that are senior to the Common Shares, without shareholder approval, which would dilute shareholders’ ownership interests.

Our amended and restated limited liability company agreement (our “LLC Agreement”) does not limit the number of additional company security that we may issue at any time without the approval of our shareholders. In addition, we may issue an unlimited number of securities that are senior to the Common Shares in right of distribution, liquidation and voting, without the approval of our shareholders.

Shareholders may have liability to repay distributions that were wrongfully distributed to them, or other liabilities with respect to ownership of our Common Shares.

Under certain circumstances, shareholders may have to repay amounts wrongfully returned or distributed to them. Under Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware Act”), we may not make a distribution to shareholders if the distribution would cause our liabilities to exceed the fair value of our assets. Under Delaware Act, a shareholder who received an impermissible distribution and who knew at the time of the distribution that it violated Delaware Act will be liable to us for the distribution amount. A purchaser of Common Shares who becomes a member is liable for the obligations of the transferring member to make contributions to the limited liability company that are known to such purchaser of Common Shares at the time it became a member and for unknown obligations if the liabilities could be determined from our LLC Agreement.

Shareholders’ liability may not be limited if a court finds that shareholder action constitutes control of our business.

A shareholder who does not participate in the control of the Company’s business within the meaning of the Delaware Act and otherwise acts in conformity with the provisions of our LLC Agreement will have liability limited to its share of any undistributed profits and assets under the Delaware Act, subject to possible exceptions. Our company is organized under Delaware law and we conduct business in a number of other states. Limitations on the liability of members for the obligations of a limited liability company have not been clearly established in many jurisdictions. We operate in a manner that we consider reasonable and necessary or appropriate to preserve the limited liability of the shareholders. However, there is no guarantee that the shareholders’ liability will be limited.

Risks Relating to Conflicts of Interests

Our management and owners and their respective affiliates may have conflicts of interest, which may permit them to favor their own interests over our shareholders’ interests.

Conflicts of interest exist and may arise between our directors, officers, affiliates (including ATLS and Titan Management) and owners (including affiliates of the Class B directors), on the one hand, and us and our public shareholders, on the other hand.

Conflicts may arise as a result of the duties of Titan Management to act for the benefit of its owners, which may conflict with our interests and the interests of our public shareholders. Representatives of Titan Management, which is owned by ATLS, have the ability to appoint a majority of the members of the Board. All of our officers are officers of ATLS, and four of our directors are directors of ATLS. Our directors and officers who are also directors and officers of ATLS or Titan Management have a duty to manage ATLS and Titan Management in a manner that is beneficial to ATLS and its unitholders.

Whenever a conflict arises between us, on the one hand, and any affiliated entities, on the other hand, the Board will resolve that conflict. The Board may, but is not required to, seek the approval of such resolutions or courses of action from the Conflicts Committee of the Board or from the holders of a majority of the outstanding Common Shares. Unless the resolution of a conflict is specifically provided for in our LLC Agreement, the Board or the Conflicts Committee may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Consequently, the conflicts of interest discussed above may not be resolved in a manner satisfactory to some or all of our shareholders.

Our LLC Agreement eliminates our directors’ and officers’ default fiduciary duties to our shareholders and restricts the remedies available to shareholders for actions that might otherwise constitute breaches of fiduciary duty.

Our LLC Agreement contains provisions that eliminate any and all fiduciary duties under applicable law and replaces them with contractual standards and also restricts the remedies available to shareholders for actions taken that, without such elimination of any fiduciary duties, might constitute breaches of fiduciary duty by our directors or officers or their affiliates under applicable law. Our LLC Agreement provides that our directors and officers will not have any liability to us or our shareholders for decisions made in their capacity as officers or directors so long as the directors or officers acted in good faith, meaning that the directors or officers believed the decision was not adverse to our interests. These contractual standards reduce the obligations to which directors or officers would otherwise be held. The directors and officers also will not be liable for monetary damages to us or our shareholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that such directors or officers acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was unlawful.

In making decisions regarding the resolution of conflicts of interest, it will be presumed that the Board acted in good faith, and in any proceeding brought by or on behalf of any shareholder, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which directors and officers would otherwise be held.

By purchasing our Common Shares, you and the other shareholders are bound by the provisions of our LLC Agreement, including the provisions discussed above.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of Common Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Common Shares by the selling shareholders pursuant to this prospectus. In addition, we have agreed to pay certain expenses of the selling shareholders incurred in connection with the sale of Common Shares from time to time. Please read “Selling Shareholders.”

SELLING SHAREHOLDERS

This prospectus covers the offer and sale of up to an aggregate of 3,266,936 Common Shares that may be offered and sold from time to time by the selling shareholders identified below under this prospectus, subject to any appropriate adjustment as a result of any subdivision, split, combination or other reclassification of our Common Shares

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling shareholders on or prior to November 29, 2016. We have not sought to verify such information.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Common Shares subject to currently exercisable and convertible securities currently convertible, or exercisable or convertible within 60 days after the date of this prospectus, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Selling Shareholder	Beneficially Owned Prior to the Offering	Offered Hereby	Beneficially Owned After the Offering*	As a Percentage of Total Outstanding After the Offering
Bayside Partners LLC(1)	11,615	11,615	—	—
Dnsmore LLC(1)	28,556	28,556	—	—
GenDos LLC(1)	18,403	18,403	—	—
GenTrace LLC(1)	16,916	16,916	—	—
GenUno LLC(1)	47,711	47,711	—	—
Mounte LLC(1)	630	630	—	—
NP1 LLC(1)	18,057	18,057	—	—
Silver Rock Opportunistic Credit Fund LP(1)	35,882	35,882	—	—
Wellwater LLC(1)	15,747	15,747	—	—
21st Century Fox America, Inc. Master Trust(2)	4,044	4,044	—	—
City National Rochdale High Yield Bond Fund(2)	11,458	11,458	—	—
Endurance Investment Holdings Ltd.(2)	276	276	—	—
General Dynamics Corporation Group Trust(2)	33,051	33,051	—	—
GHY Fund(2)	14,153	14,153	—	—
Guggenheim Credit Allocation Fund(2)	27,133	27,133	—	—
Guggenheim Energy & Income Fund(2)	23,593	23,593	—	—
Guggenheim Funds Trust – Guggenheim Floating Rate Strategies Fund(2)	10,110	10,110	—	—
Guggenheim Funds Trust – Guggenheim Macro Opportunities Fund(2)	35,116	35,116	—	—
Guggenheim Funds Trust- Guggenheim Total Return Bond Fund(2)	6,740	6,740	—	—
Guggenheim High Yield Fund, LLC (2)	22,409	22,409	—	—
Guggenheim Loan and Bond Fund IV(2)	13,457	13,457	—	—
Guggenheim Loan Master Fund, Ltd.(2)	1,105	1,105	—	—
Guggenheim Strategic Opportunities Fund(2)	9,603	9,603	—	—
HCA Inc. Master Retirement Trust(2)	23,253	23,253	—	—
Industriens Pensionsforsikring A/S(2)	31,846	31,846	—	—
Intel Corporation Retirement Plans Master Trust(2)	10,446	10,446	—	—
Maverick Enterprises, Inc.(2)	4,718	4,718	—	—
NZC Guggenheim Master Fund Limited(2)	43,810	43,810	—	—
Renaissance Investment Holdings Ltd(2)	6,402	6,402	—	—
SEI Institutional Managed Trust – Multi-Asset Income Fund(2)	13,743	13,743	—	—
Shriners Hospitals for Children(2)	26,284	26,284	—	—
Sonoma County Employees’ Retirement Association(2)	1,314	1,314	—	—
Stichting PGGM Depositary acting in its capacity as depositary of PGGM High Yield Fund(2)	92,502	92,502	—	—
T Bank III to I High Yield Fund – PT(2)	1,853	1,853	—	—
T Bank III to I High Yield Fund – QP(2)	8,425	8,425	—	—
Trinity Health Corporation(2)	9,773	9,773	—	—
Vermont Pension Investment Committee(2)	13,479	13,479	—	—

Selling Shareholder	Beneficially Owned Prior to the Offering	Offered Hereby	Beneficially Owned After the Offering*	As a Percentage of Total Outstanding After the Offering
Wilshire Institutional Master Fund SPC – Guggenheim Alpha Segregated Portfolio(2)	6,740	6,740	—	—
Wilshire Mutual Funds, Inc.- Wilshire Income Opportunities Fund(2)	3,370	3,370	—	—
Guggenheim Funds Trust – Guggenheim High Yield Fund(3)	17,186	17,186	—	—
Guggenheim Variable Funds Trust – Series P (High Yield Series)(3)	10,783	10,783	—	—
Franklin High Income Trust – Franklin High Income Fund(4)	289,137	289,137	—	—
Franklin Templeton Investment Funds – Franklin High Yield Fund(4)	191,411	191,411	—	—
FT Opportunistic Distressed Fund, Ltd.(4)	4,717	4,717	—	—
Franklin Templeton Investment Funds – Franklin Global High Income Bond Fund(4)	4,717	4,717	—	—
Fir Tree Capital Opportunity (LN) Master Fund, L.P.(5)	158,758	158,758	—	—
Fir Tree Value (LN) Master Fund, L.P.(5)	551,174	551,174	—	—
FT SOF IV Holdings, LLC(5)	16,533	16,533	—	—
FT SOF V Holdings, LLC(5)	17,995	17,995	—	—
Fir Tree Special Opportunities Fund VII AIV I, LP(5)	326,663	326,663	—	—
FS Energy & Power Fund(6)	468,497	468,497	—	—
FS Investment Corporation II(6)	134,000	134,000	—	—
FS Investment Corporation III(6)	72,739	72,739	—	—
Cobbs Creek LLC(6)	66,040	66,040	—	—
Foxfields Funding LLC(6)	87,000	87,000	—	—
GSO Energy Market Opportunities Fund LP(7)	116,545	116,545	—	—
Blackstone/GSO Strategic Credit Fund(7)	29,318	29,318	—	—

*	Represents the amounts of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that: (a) all shares registered for sale by the registration statement of which this prospectus is a part will be sold by or on behalf of the selling shareholder; and (b) no other shares of our Common Shares will be acquired prior to completion of this offering by the selling shareholder. The selling shareholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our Common Shares that they may own pursuant to another registration statement under the Securities Act or sell some or all of their Common Shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including under Rule 144 promulgated thereunder or any successor rule. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering or otherwise.
(1)	Silver Rock Financial LP (“Silver Rock”) serves as the Investment Manager for each selling shareholder. Carl Meyer, the Chief Executive Officer and Chief Investment Officer of Silver Rock, has sole voting and dispositive power with respect to the Common Shares held by each of the selling shareholders.
(2)	Guggenheim Partners Investment Management, LLC (“GPIM”) serves as the investment manager for each selling shareholder. Jeffrey B. Abrams, a Senior Managing Director at GPIM, may be deemed to have shared voting and dispositive power with respect to the Common Shares held by each of the selling shareholders. Mr. Abrams disclaims beneficial ownership of the Common Shares.
(3)	Security Investors, LLC (“SI”) serves as the investment manager for each selling shareholder. Jeffrey B. Abrams, a member of the investment committee for SI, may be deemed to have shared voting and dispositive power with respect to the Common Shares held by each of the selling shareholders. Mr. Abrams disclaims beneficial ownership of the Common Shares.
(4)	Franklin Advisers, Inc. (“FAV”) serves as the investment manager for each selling shareholder. Glenn Voyles, who manages the funds through his role with FAV, has sole voting and dispositive power with respect to the Common Shares held by each of the selling shareholders. Mr. Voyles disclaims beneficial ownership of the Common Shares.
(5)	Fir Tree Inc. (“Fir Tree”) is the investment manager to certain private-pooled investment vehicles for which Fir Tree serves as the investment manager (the “Fir Tree Funds”) and has been granted investment discretion over portfolio investments, including the Common Shares held by the Fir Tree Funds. As a result, Fir Tree has the power to vote or direct the voting, and to dispose or direct the disposition of, the Common Shares beneficially owned by the Fir Tree Funds and may be deemed to beneficially own the Common Shares held by the Fir Tree Funds. Jeffrey Tannenbaum is the sole shareholder of Fir Tree and thus may be deemed to have sole voting and dispositive power with respect to the Common Shares. Mr. Tannenbaum disclaims beneficial ownership of the Common Shares.
(6)

FSIC II Advisor, LLC, FSIC III Advisor, LLC and FS Investment Advisor, LLC are the investment advisers of FS Investment Corporation II (“FSIC II”), FS Investment Corporation III (“FSIC III”) and FS Energy and Power Fund (“FSEP”), respectively, and in that respect hold discretionary investment authority for them. FSIC II is the sole member of

Cobbs Creek LLC. FSEP is the sole member of Foxfields Funding LLC. In addition, each of Michael C. Forman, Gerald F. Stahlecker, Zachary Klehr and Sean Coleman may be deemed to have shared voting, investment and/or dispositive power with respect to the Common Shares held by FSEP, FSIC II and FSIC III.
(7)	GSO / Blackstone Debt Funds Management LLC is the investment adviser of Blackstone / GSO Strategic Credit Fund. GSO Capital Partners LP is the managing member of GSO / Blackstone Debt Funds Management LLC. GSO Advisor Holdings L.L.C. is a special limited partner of GSO Capital Partners LP with investment and voting power over the securities beneficially owned by GSO Capital Partners LP. Blackstone Holdings I L.P. is the sole member of GSO Advisor Holdings L.L.C. GSO Energy Market Opportunities Associates LLC is the general partner of GSO Energy Market Opportunities Fund LP. GSO Holdings I L.L.C. is the managing member of GSO Energy Market Opportunities Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by GSO Energy Market Opportunities Associates LLC. Blackstone Holdings I/II GP Inc. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the Common Shares held by the GSO Funds.

Michael Zawadzki, an employee of GSO Capital Partners LP and/or one of its affiliates, is a member of the Board. Mr. Zawadzki disclaims beneficial ownership of any Common Shares that may be deemed beneficially owned by GSO Capital Partners LP and/or its affiliates.

Relationships with Selling Shareholders

Information concerning the selling shareholders may change from time to time, including by addition of additional selling shareholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, none of the selling shareholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of Common Shares and related director designation rights, in addition to lending relationships. Specifically, one of our Class B directors, Michael Zawadzki, was designated by GSO Capital Partners LP (“GSO”), which manages, advises or is affiliated with some of the selling shareholders. GSO indirectly held a majority of the debt under our Predecessor’s second lien credit agreement as well as a portion of our Predecessor’s senior notes. GSO and its affiliates are also lenders under our Second Lien Exit Facility. Our other Class B directors, Michael Watchorn and Eugene Davis, were designated by a majority in interest of the Common Shares.

Registration Rights Agreement

On September 1, 2016, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling shareholders pursuant to which, among other things, we were obligated to use our commercially reasonable efforts to prepare and file a shelf registration statement to permit the resale of certain Common Shares held by the selling shareholders from time to time as permitted by Rule 415 promulgated under the Securities Act. Any selling shareholder or group of selling shareholder who owns at least 5% of our outstanding common shares has the right to demand that we conduct an underwritten offering of their common shares, as long as the total offering size is reasonably expected to exceed $20 million, subject to customary cutback provisions. Each selling shareholder has piggyback registration rights with respect to underwritten offerings, subject to certain exceptions and limitations.

The rights under the Registration Rights Agreement are subject to certain cutback provisions and customary suspension provisions. We have agreed to pay all registration expenses under the Registration Rights Agreement, but the selling shareholders will be responsible for their pro rata shares of underwriting fees, discounts and selling commissions and transfer taxes and certain legal expenses. We are required to pay the expenses of one legal counsel for the selling shareholders in connection with each underwritten offering or piggyback registration.

In connection with the registrations described above, we have agreed to indemnify the selling shareholders against certain liabilities. In addition, the Registration Rights Agreement contains certain holdback agreements that apply to each selling shareholder. Generally, without our prior consent and subject to limited exceptions, the selling shareholders have agreed that, if participating in a future shelf takedown or other underwritten public offering, they shall not publicly sell or distribute our equity securities for 60 days (or 180 days in case of the first underwritten offering).

Broker-Dealers and Underwriters

Certain selling shareholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates purchased the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that purchase, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

PLAN OF DISTRIBUTION

We are registering the resale of the Common Shares covered by this prospectus to permit the selling shareholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Common Shares offered by this prospectus. The aggregate proceeds to the selling shareholders from the sale of the Common Shares will be the purchase price of the Common Shares less any discounts and commissions.

Each selling shareholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of Common Shares to be made directly or through agents. If any pledgee, donee, transferee or other successor to the selling shareholders named in this prospectus wishes to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling shareholders.

The Common Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling shareholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling shareholders or the purchasers of the Common Shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

The Common Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which our Common Shares may be listed or quoted at the time of sale, including OTCQX Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling shareholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of our Common Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions that, in turn, may:

•	engage in short sales of the Common Shares in the course of hedging their positions;

•	sell the Common Shares short and deliver the Common Shares to close out short positions;

•	loan or pledge the Common Shares to broker-dealers or other financial institutions that in turn may sell the Common Shares;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Common Shares, which the broker-dealer or other financial institution may resell; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of Common Shares by a broker-dealer, financial institution or selling shareholder would involve the sale of such Common Shares that is not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of Common Shares, a broker-dealer, financial institution or selling shareholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the Common Shares to close out such short positions, the broker-dealer, financial institution or selling shareholders may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the Selling Shareholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Common Shares are quoted on the OTCOX Market under the symbol “TTEN.”

There can be no assurance that any selling shareholder will sell any or all of the Common Shares under this prospectus. Further, we cannot assure you that any such selling shareholder will not transfer, devise or gift the Common Shares by other means not described in this prospectus. In addition, any Common Shares covered by this prospectus that qualifies for sale under Rule 144 of the Securities Act may be sold under Rule144 rather than under this prospectus. The Common Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholders and any other person participating in the sale of the Common Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the particular Common Shares being distributed. This may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

In the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the selling shareholders against certain liabilities, including under the Securities Act and the Exchange Act. In addition, we have agreed to pay all registration expenses under the Registration Rights Agreement, but the selling shareholders will be responsible for their pro rata shares of underwriting fees, discounts and selling commissions and transfer taxes and certain legal expenses. We are required to pay the expenses of one legal counsel for the selling shareholders in connection with each underwritten offering or piggyback registration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of November 30, 2016, the number of our Common Shares beneficially owned by (i) each person known by us (based on filings under Section 13(d) or 13(g) of the Exchange Act) to be the holder of more than five percent of our voting securities, (ii) each director, (iii) each executive officer, and (iv) all of our directors and officers as a group. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated, each holder has sole voting and investment power with respect to the Common Shares owned by such holder.

Name of Beneficial Owner	Shares	Percent of Class(1)
5% Owners
Fir Tree Inc.(2)	1,071,123	19.8%
Funds affiliated with GSO Capital Partners LP(3)	947,139	17.5%
Directors(4)
Edward E. Cohen	111,111	2.1%
Jonathan Z. Cohen	111,111	2.1%
Daniel C. Herz	111,111	2.1%
Jeffrey M. Slotterback	41,667	*
Eugene Davis	—	—
Michael Zawadzki(3)	—	—
Michael Watchorn	—	—
Non-Director Executive Officers(4)
Mark D. Schumacher	41,667	*
Freddie M. Kotek	—	—
Lisa Washington	—	—
Matthew J. Finkbeiner	—	—
Dave E. Leopold(5)	—	—
All directors and executive officers as a group (12 persons)	416,667	7.7%

*	Less than 1%.
(1)	Based on 5,416,667 Common Shares outstanding as of November 30, 2016.
(2)	Based on information in a Schedule 13D/A filed with the SEC by Fir Tree on September 28, 2016. Fir Tree is the investment manager to the Fir Tree Funds and has been granted investment discretion over portfolio investments, including the Common Shares held by the Fir Tree Funds. As a result, Fir Tree has the shared power to vote or direct the voting, and to dispose or direct the disposition of, the Common Shares beneficially owned by the Fir Tree Funds and may be deemed to beneficially own the Common Shares held by the Fir Tree Funds. The business address of Fir Tree is 55 West 46th Street, 29th Floor, New York, NY 10036.
(3)	Based on information in a Schedule 13D filed with the SEC on September 12, 2016 by: (i) the GSO Funds; (ii) GSO / Blackstone Debt Funds Management LLC, GSO Energy Market Opportunities Associates LLC, GSO Holdings I L.L.C. and GSO Capital Partners LP (collectively, the “GSO Entities”); (iii) Bennett J. Goodman and J. Albert Smith III (collectively, the “GSO Executives”); (iv) GSO Advisor Holdings L.L.C., Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings I/II GP Inc., The Blackstone Group L.P. and Blackstone Group Management L.L.C. (collectively, the “Blackstone Entities”); (v) Stephen A. Schwarzman; (vi) FSEP, Foxfields Funding LLC, Cobbs Creek LLC, FSIC II, FSIC III (collectively, the “FS Funds”); (vii) FS Investment Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC (collectively with the FS Funds, the “FS Entities”); and (viii) Michael C. Forman, Gerald F. Stahlecker, Zachary Klehr and Sean Coleman (collectively, the “FS Persons”).

Blackstone / GSO Strategic Credit Fund directly holds 29,318 Common Shares and GSO Energy Market Opportunities Fund LP directly holds 116,545 Common Shares. GSO Energy Market Opportunities Associates LLC is the general partner of GSO Energy Market Opportunities Fund LP. GSO Holdings I L.L.C. is the managing member of GSO Energy Market Opportunities Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by GSO Energy Market Opportunities Associates LLC. GSO / Blackstone Debt Funds Management LLC is the investment adviser of Blackstone / GSO Strategic Credit Fund. GSO Capital Partners LP is the managing member of GSO / Blackstone Debt Funds Management LLC. GSO Advisor Holdings L.L.C. is a special limited partner of GSO

Capital Partners LP with investment and voting power over the securities beneficially owned by GSO Capital Partners LP. Blackstone Holdings I L.P. is the sole member of GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP Inc. is the general partner of each of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman and J. Albert Smith III may be deemed to have shared voting power and/or investment power with respect to the Common Shares held by the GSO Funds.

FSIC II directly holds 134,000 Common Shares, FSIC III directly holds 72,739 Common Shares, FSEP directly holds 468,497 Common Shares, Foxfields Funding LLC directly holds 87,000 Common Shares and Cobbs Creek LLC directly holds 66,040 Common Shares. FSIC II Advisor, LLC, FSIC III Advisor, LLC and FS Investment Advisor, LLC are the investment advisers of FSIC II, FSIC III and FSEP, respectively, and in that respect hold discretionary investment authority for them. FSIC II is the sole member of Cobbs Creek LLC. FSEP is the sole member of Foxfields Funding LLC. In addition, each of Michael C. Forman, Gerald F. Stahlecker, Zachary Klehr and Sean Coleman may be deemed to have shared voting, investment and/or dispositive power with respect to the Common Shares held by the FS Funds.

Michael Zawadzki, an employee of GSO Capital Partners LP and/or one of its affiliates, is a member of the Board. Mr. Zawadzki disclaims beneficial ownership of any Common Shares that may be deemed beneficially owned by GSO Capital Partners LP and/or its affiliates.

The principal business address of each of the GSO Entities and GSO Executives is c/o GSO Capital Partners LP, 345 Park Avenue, New York, New York 10154. The principal business address of each of the Blackstone Entities and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154. The principal business address of each of the FS Entities and the FS Persons is 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

(4)	The business address for each director and executive officer is Park Place Corporate Center One, 1000 Commerce Drive, 4th Floor, Pittsburgh, PA 15275-1011.
(5)	On November 22, 2016, Mr. Leopold notified us of his intention to resign effective December 6, 2016.

MANAGEMENT

Directors and Executive Officers

The Board consists of seven members, as set forth below:

Name	Age	Position(s)
Edward E. Cohen	77	Executive Chairman and Class A Director
Jonathan Z. Cohen	45	Executive Vice Chairman and Class A Director
Daniel C. Herz	39	Chief Executive Officer and Class A Director
Jeffrey M. Slotterback	34	Chief Financial Officer and Class A Director
Eugene Davis	61	Class B Director
Michael Zawadzki	36	Class B Director
Michael Watchorn	56	Class B Director

One of our Class B directors, Michael Zawadzki, was designated by GSO, which manages, advises or is affiliated with some of the selling shareholders. GSO indirectly held a majority of the debt under our Predecessor’s second lien credit agreement as well as a portion of our Predecessor’s senior notes. Our other Class B directors, Michael Watchorn and Eugene Davis, were designated by the selling shareholders who were the largest holders of our Predecessor’s senior notes that were cancelled pursuant to the Plan.

Titan Management, as holder of the Series A Preferred Share, designated the four Class A directors.

Our other current executive officers are:

Name	Age	Position(s)
Mark D. Schumacher	53	President
Lisa Washington	48	Vice President, Chief Legal Officer and Corporate Secretary
Dave E. Leopold(1)	52	Chief Operating Officer
Freddie M. Kotek	60	Senior Vice President, Investment Partnership Division
Matthew J. Finkbeiner	36	Chief Accounting Officer

(1)	On November 22, 2016, Mr. Leopold notified us of his intention to resign effective December 6, 2016.

Edward E. Cohen has been our Executive Chairman and a Class A Director since September 2016. Before then, he served as the Executive Chairman of our Predecessor since August 2015 and the Chief Executive Officer and Executive Vice Chairman of our Predecessor’s general partner since February 2015. Mr. Cohen served as President of our Predecessor’s general partner from February 2015 to April 2015, and before that he was Chairman and Chief Executive Officer since February 2012. Mr. Cohen has also served as Chairman of the board of directors and Chief Executive Officer of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. Mr. Cohen was the Chairman of the board of directors of ATLS or Atlas Energy’s general partner from its formation in January 2006 until February 2011, when he became its Chief Executive Officer and President until February 2015. Mr. Cohen served as the Chief Executive Officer of Atlas Energy’s general partner from its formation in January 2006 until February 2009. Mr. Cohen served on the executive committee of Atlas Energy’s general partner from 2006 until February 2015. Mr. Cohen also was the Chairman of the board of directors and Chief Executive Officer of Atlas Energy, Inc. (formerly known as Atlas America, Inc.) from its organization in 2000 until February 2011and also served as its President from September 2000 to October 2009. Mr. Cohen was the Executive Chair of the managing board of directors of Atlas Pipeline Partners GP, LLC (“Atlas Pipeline GP”) from its formation in 1999 until February 2015. Mr. Cohen was the Chief Executive Officer of Atlas Pipeline GP from 1999 to January 2009. Mr. Cohen was the Chairman of the board of directors and Chief Executive Officer of Atlas Energy Resources, LLC and its manager, Atlas Energy Management, Inc. from their formation in June 2006 until February 2011. In addition, Mr. Cohen was a director of Resource America, Inc. (a publicly-traded specialized asset management company) from 1988 until September 2016 and its Chairman of its board of directors from 1990 until September 2016 and was its Chief Executive Officer from 1988 until 2004, and President from 2000 until 2003; Chair of the board of directors of Resource Capital Corp. (a publicly-traded real estate investment trust) since its formation in 2005 until November 2009 and served on its board of directors until September 2016; and Chair of the board of directors of Brandywine Construction & Management, Inc. (a property management company) since 1994. Mr. Cohen is the father of Jonathan Z. Cohen. Mr. Cohen has been active in the energy business for over 30 years. Mr. Cohen’s strong financial and energy industry experience, along with his deep knowledge of the company resulting from his long tenure with the company and its predecessors, enables Mr. Cohen to provide valuable perspectives on many issues facing the company. Mr. Cohen’s service on the Board creates an important link between management and the Board and provides the company with decisive and effective leadership. Mr. Cohen’s extensive experience in founding, operating and managing public and private companies of varying size and complexity enables him to provide valuable expertise to the company. Additionally, among the reasons for his appointment as a director, Mr. Cohen brings to the Board the vast experience that he has accumulated through his activities as a financier, investor and operator in various parts of the country. These diverse experiences have enabled Mr. Cohen to bring unique perspectives to the Board, particularly with respect to business management, financial markets and financing transactions and corporate governance issues.

Jonathan Z. Cohen has served as our Executive Vice Chairman and a Class A Director since September 2016. Before then, he served as our Predecessor’s Executive Vice Chairman since August 2015 and the Executive Chairman of the board of directors of our Predecessor’s general partner since February 2015, and before that was Vice Chairman of our Predecessor’s general partner since February 2012. Mr. Cohen has served as the Executive Vice Chairman of the board of directors of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. Mr. Cohen served as Executive Chairman of the board of directors of Atlas Energy’s general partner from January 2012 until February 2015. Before that, he served as Chairman of the board of directors of Atlas Energy’s general partner from February 2011 until January 2012 and as Vice Chairman of the board of directors of its general partner from its formation in January 2006 until February 2011. Mr. Cohen served as chairman of the executive committee of Atlas Energy’s general partner from 2006 until February 2015. Mr. Cohen was the Vice Chairman of the board of directors of Atlas Energy, Inc. from its incorporation in September 2000 until February 2011. Mr. Cohen was the Executive Vice Chair of the managing board of directors of Atlas Pipeline GP from its formation in 1999 until February 2015. Mr. Cohen was the Vice Chairman of the board of directors of Atlas Energy Resources, LLC and its manager, Atlas Energy Management, Inc. from their formation in June 2006 until February 2011. Mr. Cohen was a senior officer of Resource America, Inc. (a publicly-traded specialized asset management company) from 1998 until September 2016, serving as the Chief Executive Officer from 2004 to September 2016, President from 2003 to September 2016 and a director from 2002 to September 2016. Mr. Cohen served as Chief Executive Officer, President and a director of Resource Capital Corp. from its formation in 2005 until September 2016. Since September 2016, Mr. Cohen has served as the founder and Chief Executive Officer of Hepco Capital Management, LLC, a recently formed private investment firm. Mr. Cohen is a son of Edward E. Cohen. Mr. Cohen’s extensive knowledge of the company resulting from his long length of service with the company and its predecessors, as well as his strong financial and industry experience, allow him to contribute valuable perspectives on many issues facing the Company. Mr. Cohen’s service on the Board creates an important link between management and the Board and provides the company with decisive and effective leadership. Mr. Cohen’s involvement with public and private entities of varying size, complexity and focus and raising debt and equity for such entities provides him with extensive experience and contacts that are valuable to the company. Additionally, among the reasons for his appointment as a director, Mr. Cohen’s financial, business, operational and energy experience as well as the experience that he has accumulated through his activities as a financier and investor, add strategic vision to our Board to assist with our growth, operations and development. Mr. Cohen is able to draw upon these diverse experiences to provide guidance and leadership with respect to exploration and production operations, capital markets and corporate finance transactions and corporate governance issues.

Daniel C. Herz has served as our Chief Executive Officer and a Class A Director since September 2016. Before then, he served as our Predecessor’s Chief Executive Officer since August 2015 and as President of our Predecessor’s general partner since April 2015. Mr. Herz has served as President and a director of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. Mr. Herz served as Senior Vice President of Corporate Development and Strategy of our Predecessor’s general partner from March 2012 to April 2015. Mr. Herz served as Senior Vice President of Corporate Development and Strategy of Atlas Energy’s general partner from February 2011 until February 2015. Mr. Herz was Senior Vice President of Corporate Development of Atlas Pipeline Partners GP, LLC from August 2007 until February 2015. He also was Senior Vice President of Corporate Development of Atlas Energy, Inc. and Atlas Energy Resources, LLC from August 2007 until February 2011. Before that, Mr. Herz was Vice President of Corporate Development of Atlas Energy, Inc. and Atlas Pipeline Partners GP, LLC from December 2004 and of Atlas Energy’s general partner from January 2006. Mr. Herz’s significant experience as a chief executive officer for the Company and related entities, together with his corporate development experience, enables him to provide the Board with executive counsel on a full range of business, strategic and professional matters.

Jeffrey M. Slotterback has served as our Chief Financial Officer and a Class A Director since September 2016. Before then, he served as our Predecessor’s Chief Financial Officer since September 2015. Mr. Slotterback has served as Chief Financial Officer of our Predecessor’s general partner since September 2015 and served as its Chief Accounting Officer from March 2012 to October 2015. Mr. Slotterback has also served as the Chief Financial Officer of the general partner of Atlas Growth Partners, L.P. since September 2015 and served as its Chief Accounting Officer from its inception in 2013 to October 2015. Mr. Slotterback served as Chief Accounting Officer of Atlas Energy’s general partner from March 2011 until February 2015. Mr. Slotterback was the Manager of Financial Reporting for Atlas Energy, Inc. from July 2009 until February 2011 and then served as the Manager of Financial Reporting for Atlas Energy GP, LLC from February 2011 until March 2011. Mr. Slotterback served as Manager of Financial Reporting for both Atlas Energy GP, LLC and Atlas Pipeline Partners GP, LLC from May 2007 until July 2009. Mr. Slotterback was a Senior Auditor at Deloitte and Touche, LLP from 2004 until 2007, where he focused on energy and health care clients. Mr. Slotterback is a Certified Public Accountant. Mr. Slotterback’s significant accounting and financial experience, as well as his familiarity with the Company and its operations, enable him to provide the board with important insight into the Company.

Eugene Davis has served as a Class B director of Titan Energy, LLC since September 2016. Mr. Davis is the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, since 1997, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Mr. Davis served as Chief Operating Officer of Total-Tel USA Communications, Inc., from 1998 to 1999, where he assisted the Company in the design and implementation of a strategic business plan, arranged for the funding of new capital expenditures, and advised the controlling shareholder in the sale of control to a private investor. Prior to that, from 1990 to 1997, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corp., where he was responsible for the post-bankruptcy initial public offering and relisting of the Company on the American Stock Exchange; refinanced and issued new debt; successfully negotiated and completed the refinancing and assumption of control of Sport Supply Group, Inc.; divested one of Emerson’s largest, but most unprofitable, product lines; and negotiated, structured and closed the restructuring of over $240 million in defaulted debt, which was accomplished through an expedited non-consensual Chapter 11 reorganization, with no external financial advisor. Mr. Davis is also a director of the following public companies: Spectrum Brands, Inc., Genco Shipping and Trading Limited, and WMIH Corp. Previously, Mr. Davis was a director of ALST Casino Holdco, LLC from November 2011 until his departure in 2016 in connection with its merger with Boyd Gaming Corporation and of HRG Group, Inc. from February 2014 to August 2016. In addition, Mr. Davis is also a director of Hercules Offshore, Inc. which is currently in liquidation. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Atlas Air Worldwide Holdings, Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Global Power Equipment Group Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., JGWPT Holdings Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., The Cash Store Financial Services, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. (not a public corporation since 2008) and YRC Worldwide, Inc. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations that benefits our Company and the Board.

Michael Zawadzki has served as a Class B director since September 2016. Mr. Zawadzki is a Senior Managing Director with GSO Capital Partners, focused principally on the sourcing, execution, and management of investments in the energy sector. Mr. Zawadzki is a senior member of GSO’s energy team and sits on the investment committees for GSO’s energy funds. Mr. Zawadzki also serves as a Portfolio Manager of GSO Community Development Capital Group LP, a fund formed to provide land acquisition and development capital in partnership with residential homebuilders. Since joining GSO in July 2006, Mr. Zawadzki has led or played a critical role in transactions totaling over $3 billion of invested capital. Prior to joining GSO, from 2004 to 2006, Mr. Zawadzki was with Citigroup Private Equity, where he completed numerous private equity and subordinated debt investments. Previously from

2002 to 2004, Mr. Zawadzki worked in the investment banking division of Salomon Smith Barney, focused on the media and telecommunications industries. Mr. Zawadzki serves on the board of directors of Community Development Capital Group. The Company believes his background and skill set make Mr. Zawadzki well-suited to serve as a member of the Board.

Michael Watchorn has served as a Class B director since September 2016. Mr. Watchorn served as a Senior Vice President and Portfolio Manager in both the Global Corporate Credit and Distressed Credit groups of Pacific Investment Management Company from 2007 until December 2015 where he consulted with corporate officers and board of director members, focusing on assessment of operational and financial strategies. Prior to that, from 1994 through 2005, Mr. Watchorn served as a Managing Director and High Yield Bond Portfolio Manager at Oaktree Capital Management (and its predecessor unit at Trust Company of the West) where he directed analysts’ research efforts and reviewed the analyses produced in support of portfolio activities. Mr. Watchorn has also previously held positions with Citicorp North America from 1989 through 1994 and with International Business Machines from 1984 until 1989. Mr. Watchorn currently serves as a Visiting Lecturer of Economics at Claremont McKenna College. Mr. Watchorn is a Chartered Financial Analyst. Mr. Watchorn’s years of experience and strong financial background, as well as his work as a consultant, allows the Board to benefit from his business acumen and valuable financial experience.

Mark D. Schumacher has served as our President since September 2016. Before then, he served as our Predecessor’s President since April 2015 and as a Senior Vice President of our Predecessor’s general partner since April 2015. Mr. Schumacher served as Chief Operating Officer of our Predecessor’s general partner from October 2013 to April 2015. Mr. Schumacher has been the Executive Vice President of Operations of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. He has served as Executive Vice President of Atlas Energy, L.P. from July 2012 to October 2013. From August 2008 to July 2012, Mr. Schumacher served as President of Titan Operating, LLC, which we acquired in July 2012. From November 2006 until August 2008, Mr. Schumacher served as President of Titan Resources, LLC, which built an acreage position in the Barnett Shale that it sold to XTO Energy in October 2008. From February 2005 to November 2006, Mr. Schumacher served as the Team Lead of EnCana Oil & Gas (USA) Inc. where he was responsible for Encana’s Barnett Shale development. Mr. Schumacher was an engineer with Union Pacific Resources from 1984 to 2000. Mr. Schumacher has over 29 years of experience in drilling, production and reservoir engineering management, operations and business development in East Texas, Austin Chalk, Barnett Shale, Mid-Continent, the Rockies, the Gulf of Mexico, Latin America and Canada.

Freddie M. Kotek has served as our Senior Vice President of the Investment Partnership Division since September 2016. Before then, he served as our Predecessor’s Senior Vice President of the Investment Partnership Division since August 2015 and served as Senior Vice President of Investment Partnership Division of our Predecessor’s general partner since March 2012. Mr. Kotek has also served as Executive Vice President and a director of the board of directors of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. Mr. Kotek served as Senior Vice President of the Investment Partnership Division of Atlas Energy’s general partner from February 2011 until February 2015. Mr. Kotek was an Executive Vice President of Atlas Energy, Inc. from February 2004 until February 2011 and served as a director from September 2001 until February 2004. Mr. Kotek also was Chief Financial Officer of Atlas Energy, Inc. from February 2004 until March 2005. Mr. Kotek has been Chairman of Atlas Resources, LLC since September 2001 and Chief Executive Officer and President since January 2002. Mr. Kotek was a Senior Vice President of Resource America, Inc. from 1995 until May 2004 and President of Resource Leasing, Inc. (a wholly owned subsidiary of Resource America, Inc.) from 1995 until May 2004.

Lisa Washington has been our Vice President, Chief Legal Officer and Secretary since September 2016. Before then, she served as our Predecessor’s Vice President, Chief Legal Officer and Secretary since August 2015 and served as Senior Vice President of our Predecessor’s general partner since September 2015, Chief Legal Officer and Secretary of our Predecessor’s general partner since February 2012 and served as Vice President of our Predecessor’s general partner from February 2015 to September 2015. Ms. Washington has served as Chief Legal Officer and Secretary of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. Ms. Washington served as Chief Legal Officer and Secretary of Atlas Energy GP, LLC from January 2006 to October 2009, and as a Senior Vice President from October 2008 to October 2009, and as Vice President, Chief Legal Officer and Secretary from February 2011 to February 2015. Ms. Washington served as Chief Legal Officer and Secretary of Atlas Pipeline Partners GP, LLC from November 2005 to October 2009, a Senior Vice President from October 2008 to October 2009 and a Vice President from November 2005 until October 2008. Ms. Washington served as Chief Legal Officer and Secretary of Atlas Energy, Inc. from November 2005 until February 2011, a Senior Vice President from October 2008 until February 2011, and a Vice President from November 2005 until October 2008. Ms. Washington served as Chief Legal Officer and Secretary of Atlas Energy Resources, LLC from 2006 until February 2011, a Senior President from July 2008 until February 2011 and a Vice President from 2006 until July 2008. From 1999 to 2005, Ms. Washington was an attorney in the business department of the law firm of Blank Rome LLP.

Matthew Finkbeiner has been our Chief Accounting Officer since September 2016. Before then, he served as our Predecessor’s Chief Accounting Officer since October 2015. Mr. Finkbeiner has been the Chief Accounting Officer of our Predecessor’s general partner and the general partner of Atlas Growth Partners, L.P. since October 2015. Mr. Finkbeiner has held positions with Deloitte & Touche LLP, including Audit Senior Manager from September 2010 until joining ATLS in October 2015, Audit Manager from September 2007 to September 2010, and Audit Senior/Staff from September 2002 until September 2007. While at Deloitte & Touche LLP, Mr. Finkbeiner managed audits for a diversified base of clients in the oil and gas industry, including master limited partnerships. Mr. Finkbeiner is a Certified Public Accountant.

Dave Leopold has served as our Chief Operating Officer since September 2016. Before then, he served as our Predecessor’s Chief Operating Officer since April 2015. Mr. Leopold previously served as Senior Vice President of Operations of our Predecessor from December 2013 until April 2015 and served as Regional Vice President of Operations from March 2013 to December 2013. Mr. Leopold has been the Vice President of Operations of the general partner of Atlas Growth Partners, L.P. since its inception in 2013. From March 2008 to February 2013, Mr. Leopold was the Operations Manager for Chesapeake Energy in Fort Worth, Texas where he led the Barnett Shale operations team to become the second largest producer in the play. From August 2000 to September 2006, Mr. Leopold held various management positions at Anadarko Petroleum Corporation, most recently serving as Production Engineering Manager over the Austin Chalk, Bossier Shale and what is now known as the Eagle Ford Shale. From 1991 to 2000, Mr. Leopold held various engineering and management roles with Union Pacific Resources in Fort Worth, Texas. From 1987 to 1991, he held drilling and reservoir engineering roles with Plains Petroleum Operating Company in Kansas and Colorado.

Director Independence

We have no securities listed for trading on a national securities exchange, but our Common Units are quoted on the OTCQX Market. As a result, we are not required to have a majority of independent directors, though the OTCQX Market does require that we have at least two. For purposes of complying with the disclosure, we have adopted the definitions of independence used by the OTC. Our Board has determined that each of Messrs. Davis, Zawadzki and Watchorn is independent under each of those definitions.

Predecessor Reorganization

Edward Cohen, Jonathan Cohen, Daniel Herz, Jeffrey Slotterback and our other executive officers all also served as executive officers of our Predecessor at the time of the filing of its Chapter 11 cases up until the consummation of the Plan. For more information, please read “Explanatory Note,” “Summary—Recent Developments—Consummation of the Plan” and the other documents incorporated by reference herein.

Board Structure

Our Board consists of seven members divided into two classes: Class A directors Edward Cohen, Jonathan Cohen, Daniel Herz and Jeffrey Slotterback and Class B directors Michael Zawadzki, Michael Watchorn and Eugene Davis.

Pursuant to our LLC Agreement, the Class A directors were designated by Titan Management as the holder of the Series A Preferred Share. Mr. Zawadzki was designated by GSO, which had indirectly held a majority of the debt under our Predecessor’s second lien credit agreement as well as a portion of our Predecessor’s senior notes. Messrs. Watchorn and Davis were designated by a majority in interest of the holders of the senior notes that were cancelled pursuant to the Plan.

Our LLC Agreement provides that the Board consists of seven directors, divided into two classes: four Class A directors and three Class B directors. At each annual meeting commencing with the 2019 annual meeting:

•	for so long as the Series A Preferred Share is outstanding, the appointment of Class A directors shall be made by a majority of the Class A directors then in office; and

•	the Class B directors will be elected by the holders of the Common Shares in accordance with the provisions of our LLC Agreement.

Following the consummation of the acquisition of the Series A Preferred Share pursuant to the Preferred Share Call Right (defined below), all directors will be Class B directors subject to election by the holders of the Common Shares. We have the continuing right to purchase the Series A Preferred Share at fair market value, subject to the approval of 67% of the outstanding Common Shares not held by Titan Management or its affiliates (the “Preferred Share Call Right”).

Prior to the first date on which our ratio of total debt (as defined in the First Lien Exit Facility), as of such date, to EBITDA (as defined in the First Lien Exit Facility, excluding, without duplication, gains and losses arising out of mark to market and cash settlement, prior to September 1, 2016, of commodity derivative contracts) for the 12 months preceding the determination date is less than 3.5 to 1 (the “Fallaway Date”), GSO will have the right to nominate one Class B director, and the other two Class B directors shall be nominated by the other Class B directors then in office. On and after the Fallaway Date, nominations for Class B directors will be made by the Nominating and Governance Committee of the Board and may also be made by any individual shareholder holding 10% or more of the outstanding Common Shares. In addition, certain parties to the Registration Rights Agreement will have the ability to pool their ownership for purposes of establishing the 10% ownership threshold for nominations.

Any vacancies in Class A directors may be filled by a majority of the remaining Class A directors then in office. Prior to the Fallaway Date, vacancies in the GSO-nominated Class B director will be filled by GSO, and vacancies in the other Class B directors will be filled by a majority of the other remaining Class B directors then in office. On and after the Fallway Date, vacancies in the Class B directors will be filled by the Nominating and Governance Committee, subject to the approval of the Board.

Our LLC Agreement provides that certain matters may not be delegated by the Board (the “Non-Delegated Duties”), including, but not limited to: (i) the terms of issuance of Company securities; (ii) distributions; (iii) agreements with expected values greater than $20 million; (iv) selection and employment of named executive officers; (v) legal matters with expected values greater than $5 million; (vi) indemnification; (vii) national securities exchange matters; (viii) expenditures and lending and borrowing of money; (ix) determination of eligible holders and ineligible holders; (x) redemption of securities of ineligible holders; (xi) designation of additional unrestricted persons; (xii) the retention of our named executive officers; (xiii) formation of, contributions to or acquisitions of interests in persons; (xiv) determination of tax elections; (xv) certain matters with respect to the Series A Preferred Share (including exercise of the Preferred Share Call Right, consent to transfer and determination of fair market value); (xvi) matters related to the structure and composition of the Board; (xvii) adoption of a poison pill; (xviii) dissolution; (xix) amendment of our LLC Agreement; (xx) calling of shareholder meetings; (xxi) establishment of record dates; (xxii) approval of any merger, consolidation or conversion ; (xxiii) and any matters other than day-to-day general, administrative, or operational matters with respect to us and our subsidiaries.

Similarly, our LLC Agreement provides that certain matters require the approval of a majority of the Class B directors prior to the Fallaway Date, including, but not limited to: (i) certain refinancings of indebtedness; (ii) issuances of equity securities; (iii) exercise of the Preferred Share Call Right; (iv) non-ordinary course asset sales with expected proceeds of at least $50 million; (v) the liquidation or dissolution of the Company or any of its material subsidiaries; (vi) acquisitions in excess of $50 million; (vii) merger transactions involving the Company or Titan Operating; (viii) certain related party transactions; (ix) incurrence of indebtedness in excess of $100 million or entering into certain types of financing transactions; and (x) the identification of disqualified lenders. In addition, the GSO-designated Class B director retains a veto right over certain refinancings of indebtedness and identification of disqualified lenders.

Committees of the Board of Directors

The standing committees of the Board currently are the Audit Committee and the Conflicts Committee.

Audit Committee

The Audit Committee’s duties include recommending to the Board the independent public accountants to audit our financial statements and establishing the scope of, and overseeing, the annual audit. The Audit Committee also approves any other services provided by public accounting firms. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to our shareholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of internal audit function. The Audit Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that our management and the Board have established. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the committee and the independent auditors, internal accounting function and our management. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters. The Board has adopted a written charter for the Audit Committee.

The members of the Audit Committee are Messrs. Zawadzki, Watchorn and Davis. Mr. Watchorn is the chairman and has been determined by the Board to be an “audit committee financial expert,” as defined by SEC rules.

Conflicts Committee

The principal functions of the Conflicts Committee are to review and approve transactions or arrangements with our management, Titan Management or ATLS, or other affiliates. The Conflicts Committee’s responsibilities include: approving the allocation methodologies for general and administrative costs allocated to us by ATLS, as well as any changes to such allocations; approving new or additional compensation arrangements for named executive officers; approving the investment by Titan Management in any tax advantaged partnerships; approving any modifications, waivers or amendments of the Omnibus Agreement and the Delegation Agreement (each as defined below); and providing certain waivers under the tax matters agreement.

Prior to Fallaway Date, the Conflicts Committee will be comprised solely of Class B directors eligible to serve: Messrs. Zawadzki, Watchorn and Davis, with Mr. Davis acting as the chair.

The Board has not adopted a written charter for the Conflicts Committee, but the committee’s primary responsibilities are set forth in our LLC Agreement.

Nominating and Governance Committee

On and after the Fallaway Date, the Nominating and Governance Committee will make the nominations for the election of Class B directors. The Board has not yet formed a standing Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

We do not maintain a standing compensation committee. As described above, our LLC Agreement provides that the Conflicts Committee is responsible for new or additional compensation arrangements for named executive officers. No members of the Conflicts Committee were an officer or employee of ours or any of our subsidiaries during fiscal 2015 or 2016 (to date) or was formerly an officer of ours. None of our executive officers has served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board.

Director Compensation

Our non-employee directors are entitled to receive annual compensation for services they provide for us consisting of a $125,000 cash retainer (paid in quarterly installments) and equity compensation consisting of unrestricted Common Shares with an aggregate value equal to $75,000 under our MIP.

Directors receive no meeting fees, but each director will be reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees.

Mr. Zawadzki has waived his receipt of compensation for serving as a non-employee director. Our employee directors, Messrs. E. Cohen, J. Cohen, Herz and Slotterback, do not receive additional compensation for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Following the consummation of the transactions pursuant to the Plan, Titan Management, as the holder of our Series A Preferred Share, has the ability to appoint four Class A directors to our Board. In addition, the holder of the Series A Preferred Share (currently Titan Management) is entitled to 2% of the aggregate of distributions paid to shareholders, subject to dilution if catch-up contributions are not made with respect to future equity issuances (other than any share split which is not a Series A Distribution or pursuant to the Titan Energy, LLC Management Incentive Plan (the “MIP”), in each case as to which there shall be no adjustment to the percentage interest of the Series A Preferred Share). The Series A Preferred Share has voting rights identical to the Common Shares and votes as a single class with the Common Shares with voting power equal to its then-applicable percentage interest; provided, that the Series A Preferred Share has no right to vote with respect to the election or removal of Class B directors or the exercise of the Preferred Share Call Right.

We entered into a Delegation of Management Agreement (the “Delegation Agreement”) on September 1, 2016 with Titan Management. Pursuant to the Delegation Agreement, we delegated to Titan Management all of our rights and powers to manage and control the business and affairs of Titan Operating. The Board retains management and control over the Non-Delegated Duties as set forth in our LLC Agreement.

Other than the employment agreements with certain executives, we do not currently directly employ any persons to manage or operate our business. These functions are provided by employees of ATLS and/or its affiliates. That relationship is commemorated in the Omnibus Agreement (the “Omnibus Agreement”) dated September 1, 2016 that we entered into with Titan Management, Atlas Energy Resource Services, Inc. (“AERS”) and Titan Operating. Pursuant to the Omnibus Agreement, Titan Management and AERS will provide us and Titan Operating with certain financial, legal, accounting, tax advisory, financial advisory and engineering services (including cash management services) and we and Titan Operating will reimburse Titan Management and AERS for their expenses incurred in connection with the services, subject to certain approval rights in favor of our Conflicts Committee.

Upon termination of the Omnibus Agreement (other than due to a breach by Titan Management), we and Titan Operating will pay to Titan Management an amount sufficient to reimburse Titan Management for all severance and related costs it is expected to incur due to staff reduction (excluding any executive with an employment agreement with us, which executive shall receive payment under his or her employment agreement) in connection with such termination based upon the severance plans and arrangements of Titan Management and its affiliates in place at such time which shall be consistent with existing staff severance policies, subject to certain exceptions. The reimbursement obligation is subject to a cap of $14.9 million.

Other Related Party Arrangements

Common Share Issuance

On September 1, 2016, we issued 5,000,000 new Common Shares in accordance with the Plan. The Second Lien Lenders received 500,000 Common Shares (representing 10% of the initially outstanding Common Shares). Holders of our Predecessor’s senior notes, in exchange for 100% of the $668 million aggregate principal amount of notes outstanding plus accrued but unpaid interest as of the commencement of the Chapter 11 cases, received 4,500,000 Common Shares (representing 90% of the initially outstanding Common Shares). On September 1, 2016, we also issued the Series A Preferred Share to Titan Management.

Registration Rights Agreement

In connection with the issuance of the Common Shares as of September 1, 2016 to the Second Lien Lenders and the holders of our Predecessor’s senior notes, we entered into the Registration Rights Agreement with the holders who received at least 5% of our outstanding Common Shares (the “Holders”), dated as of September 1, 2016, relating to the registered resale of the Common Shares. Pursuant to the Registration Rights Agreement, we are required to use our commercially reasonable efforts to file a shelf registration statement within 90 days of September 1, 2016 and use commercially reasonable efforts to cause such registration statement to become effective within 180 days of September 1, 2016. In certain circumstances, the Holders will have piggyback registration rights on certain registered offerings and will have rights to request underwritten offerings. The Holders will cease to have rights under the Registration Rights Agreement on the tenth anniversary of September 1, 2016.

Employment Agreements

On September 1, 2016, we and Titan Operating entered into new employment agreements (the “Employment Agreements”) with each of Edward E. Cohen, Jonathan Z. Cohen, Daniel C. Herz and Mark Schumacher. Messrs. E. Cohen, J. Cohen, Herz and Schumacher were named executive officers of our Predecessor and were each party to an employment agreement with our Predecessor and ATLS (the “Existing Employment Agreements”). The Employment Agreements and the compensation thereunder are not intended to duplicate that provided under the Existing Employment Agreements. Messrs. E. Cohen and J. Cohen will serve as Executive Chairman and Executive Vice Chairman, respectively, of the Board and as Executive Chairman and Executive Vice Chairman, respectively, of Titan Operating. Messrs. Herz and Schumacher will serve as Chief Executive Officer and President, respectively, of each of us and Titan Operating.

The Employment Agreements for Messrs. E. Cohen and J. Cohen each have an initial term of three years and the Employment Agreements for Messrs. Herz and Schumacher have an initial term of two years, in each case subject to early termination under certain circumstances. Each of the agreements contain automatic daily extensions of the term; the term of the agreements for Messrs. E. Cohen and J. Cohen are extended by one day each day so that the remaining term remains at three years and the term of the agreements for Messrs. Herz and Schumacher are also extended for an additional day on a daily basis commencing on September 1, 2017 (unless, in the case of Messrs. Herz and Schumacher, we give written notice to the executive following September 1, 2017 that the term will not be so extended). The annual base salaries for each of Messrs. E. Cohen, J. Cohen, Herz and Schumacher will be $700,000, $500,000, $500,000 and $375,000, respectively, and for each of 2016 and 2017 each executive will receive an annual bonus of at least 100% of his annual salary, payable in a combination of cash and equity (subject to certain restrictions regarding the composition of the bonus, as set forth in the Employment Agreements) and, in the case of 2016 bonuses, reduced by the aggregate amount of cash bonuses received by the applicable executive in calendar year 2016 prior to September 1, 2016. The Employment Agreements also provide for severance in the event of the executive’s termination without Cause or resignation for Good Reason (each as defined in the applicable Employment Agreement), generally consisting, in the case of Messrs. E. Cohen and J. Cohen, of a lump sum severance payment equal to three times the sum of the executive’s annual base salary and historic incentive compensation, a pro rata bonus for the year of termination, three years benefit continuation and full vesting of the executive’s unvested equity awards. All of the foregoing severance payments and benefits are subject to the executive executing and not revoking a release of claims with respect to us and our related parties. In the case of Messrs. Herz and Schumacher, such severance payments and benefits consist of a lump sum severance payment equal to two times the sum of the executive’s annual base salary and historic incentive compensation, two years benefit continuation and full vesting of the executive’s unvested equity awards (also subject to the effectiveness of a release of claims).

Each of the Employment Agreements also contains restrictive covenants applicable to the executives with respect to confidentiality, non-competition and non-solicitation.

Code of Business Conduct and Ethics, Partnership Governance Guidelines and Committee Charters

We have adopted a charter for the Audit Committee. We will make a printed copy of our committee charters available to any shareholder who so requests. Requests for print copies may be directed to us as follows: Titan Energy, LLC, Park Place Corporate Center One, 1000 Commerce Drive, 4th Floor, Pittsburgh, Pennsylvania 15275-1011, Attention: Secretary. The committee charters are also posted on our website at www.titanenergyllc.com.

Following our emergence from bankruptcy, we have not yet adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, as well as to persons performing services for us generally or corporate governance guidelines, but we expect to do so in the near future as part of our ongoing corporate governance initiatives. Once adopted, we expect that the code of business conduct and ethics (as well as waivers therefrom) and corporate governance guidelines will be available to requesting shareholders and posted on our website in a manner similar to our committee charters.

Review, Approval or Ratification of Transactions with Related Parties

If a conflict or potential conflict of interest arises as a result of the relationships between the Company’s directors, officers, affiliates (including ATLS and Titan Management) and owners (including affiliates of the Class

B directors), on the one hand, and the Company and its shareholders, on the other hand, or as a result of the duties of Titan Management to act for the benefit of its owners, which may conflict with our interests and the interests of our public shareholders, the Board will resolve any such conflict or potential conflict in accordance with the provisions of our LLC Agreement.

The principal functions of the Conflicts Committee are to review and approve transactions or arrangements with our management, Titan Management or ATLS, or other affiliates. The Conflicts Committee’s responsibilities include: approving the allocation methodologies for general and administrative costs allocated to us by ATLS, as well as any changes to such allocations; approving new or additional compensation arrangements for named executive officers; approving the investment by Titan Management in any tax advantaged partnerships; approving any modifications, waivers or amendments of the Omnibus Agreement and the Delegation Agreement (each as defined below); and providing certain waivers under the tax matters agreement.

In addition, our LLC Agreement provides that certain matters require the approval of a majority of the Class B directors prior to the Fallaway Date, including, but not limited to: (i) certain refinancings of indebtedness; (ii) issuances of equity securities; (iii) exercise of the Preferred Share Call Right; (iv) non-ordinary course asset sales with expected proceeds of at least $50 million; (v) the liquidation or dissolution of the Company or any of its material subsidiaries; (vi) acquisitions in excess of $50 million; (vii) merger transactions involving the Company or Titan Operating; (viii) certain related party transactions; (ix) incurrence of indebtedness in excess of $100 million or entering into certain types of financing transactions; and (x) the identification of disqualified lenders. In addition, the GSO-designated Class B director retains a veto right over certain refinancings of indebtedness and identification of disqualified lenders.

PRICE RANGE OF COMMON SHARES AND DISTRIBUTIONS

Our Common Shares commenced quotation on the OTCQX Market under the symbol “TTEN” on November 22, 2016. The following table sets forth the intraday high and low prices for the Common Shares during the portions of the most recent fiscal quarter during which our Common Shares have been outstanding as reported on the OTCQX Market. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of November 30, 2016, there were six shareholders of record.

We do not plan to pay distributions on our Common Shares in the foreseeable future. Additionally, under the First Lien Exit Facility and the Second Lien Exit Facility, we are not permitted to pay dividends with respect to our equity interests, except dividends payable solely in the form of additional shares of our capital stock or certain payments among us, our subsidiaries and ATLS.

	Price
	High	Low
2016:
Fourth Quarter (from November 22, 2016 through November 29, 2016)	$23.80	$20.05

Our Predecessor’s common units were listed on NYSE and traded under the symbol “ARP” until they began quotation on the OTCQX Market under the symbol “ARPJ” on July 13, 2016. Subsequently, the common units were moved to the OTC Pink Sheets on July 29, 2016. In connection with the consummation of the transactions under the Plan on September 1, 2016, our Predecessor’s common units ceased quotation on the OTC Pink Sheets. The following table shows the high and low sales price per unit of our Predecessor’s common units as reported by the NYSE, the OTCQX Market or the OTC Pink Sheets, as applicable, and the cash distributions declared by quarter per unit for the periods indicated.

	Sales Price		Cash Distribution per Common Unit Declared
	High	Low
2014:
First Quarter	$23.18	$20.19	$0.5799
Second Quarter	$21.45	$19.00	0.5832
Third Quarter	$20.94	$18.74	0.5898
Fourth Quarter	$19.60	$8.42	0.5898
2015:
First Quarter	$11.49	$7.04	$0.3249
Second Quarter	$9.35	$6.19	0.3249
Third Quarter	$6.31	$2.23	0.3249
Fourth Quarter	$3.33	$0.65	0.0375
2016:
First Quarter	$1.33	$0.56	$0.0250	(1)
Second Quarter	$0.82	$0.21	—
Third Quarter (through September 1, 2016)(2)	$0.25	$0.01	—

(1)	Our Predecessor suspended the payment of distributions beginning with the distribution in respect of March 2016.
(2)	On July 12, 2016, the last sales price of our Predecessor’s common units as reported on the NYSE was $0.32 per unit.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences related to the purchase, ownership and disposition of our Common Shares by a taxpayer that holds our Common Shares as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Paul Hastings LLP. This summary does not address all aspects of U.S. federal income taxation or the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal estate or gift tax laws. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that hold or are deemed to sell our Common Shares under the constructive sale provisions of the Code;

•	persons that acquired our Common Shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	real estate investment trusts or regulated investment companies;

•	persons that hold our Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	persons that hold in excess of 5% of our Common Shares.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) investing in our Common Shares to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Common Shares by such partnership.

YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF

OUR COMMON SHARES ARISING UNDER THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Corporate Status

Although we are a Delaware limited liability company, we have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, we are subject to tax as a corporation and distributions on our Common Shares will be treated as distributions on corporate stock for federal income tax purposes. No Schedule K-1 will be issued with respect to our Common Shares, but instead holders of Common Shares will receive a Form 1099 from us with respect to distributions received on our Common Shares.

Consequences to U.S. Holders

The discussion in this section is addressed to holders of our Common Shares who are U.S. holders for U.S. federal income tax purposes. A U.S. holder for purposes of this discussion is a beneficial owner of our Common Shares and who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	certain former citizens or long-term residents of the United States;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a United States person.

Distributions

Distributions with respect to our Common Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to our Common Shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Common Shares, which reduces such basis dollar-for-dollar, and thereafter as capital gain from the sale or exchange of such Common Shares. Please read “—Gain on Disposition of Common Shares.” Non-corporate holders that receive distributions on our Common Shares that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at a maximum tax rate of 20% on such dividends provided certain holding period requirements are met.

We do not expect to have any earnings and profits for an extended period of time, which we estimate will include, at a minimum, each of the periods ending December 31, 2016 and 2017, and we may not have sufficient earnings and profits during future tax years for any distributions on our Common Shares to qualify as dividends for U.S. federal income tax purposes. If a distribution on our Common Shares fails to qualify as a dividend for U.S. federal income tax purposes, U.S. corporate holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution.

You are encouraged to consult your tax advisor as to the tax consequences of receiving distributions on our Common Shares that do not qualify as dividends for U.S. federal income tax purposes, including, in the case of prospective corporate investors, the inability to claim the corporate dividends received deduction with respect to such distributions.

Gain on Disposition of Common Shares

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemptions, or other taxable disposition of our Common Shares equal to the difference, if any, between the amount realized upon the disposition of such Common Shares and the U.S. holder’s adjusted tax basis in those shares. A U.S. holder’s tax basis in the shares generally will be equal to the amount paid for such shares reduced (but not below zero) by distributions received on such shares that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to a reduced maximum U.S. federal income tax rate of 20%. The deductibility of net capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS with respect to distributions on our Common Shares and the proceeds from a disposition of our Common Shares. U.S. holders may be subject to backup withholding (at a rate of 28%) on distributions with respect to our Common Shares and on the proceeds of a disposition of our Common Shares unless such U.S. holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder’s U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

3.8% Tax on Unearned Income

Certain U.S. holders that are individuals, trusts or estates will be subject to an additional 3.8% Medicare tax on unearned income, which generally will include dividends received and gain recognized with respect to our Common Shares. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals a U.S. holder’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. holders are urged to consult their own tax advisors regarding the application of this additional Medicare tax to their particular circumstances.

Consequences to Non-U.S. Holders

The discussion in this section is addressed to holders of our Common Shares who are non-U.S. holders for U.S. federal income tax purposes. For purposes of this discussion, a non-U.S. holder is a beneficial owner of our Common Shares that is an individual, corporation, estate or trust that is not a U.S. holder as defined above.

Distributions

Distributions with respect to our Common Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a non-U.S. holder on our Common Shares generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution or such lower rate as may be specified by an applicable income tax treaty. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder’s adjusted tax basis in its Common Shares (but not below zero). The amount of any such distribution in excess of the non-U.S. holder’s adjusted tax basis in its Common Shares will be treated as gain from the sale of such shares and will have the tax consequences described below under “Gain on Disposition of Common Shares.” The rules applicable to distributions by a United States real property holding corporation (a “USRPHC”) to non-U.S. persons that exceed current and accumulated earnings and profits are not clear. As a result, it is possible that U.S. federal income tax at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC) may be withheld from distributions received by non-U.S. holders that exceed our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate on distributions, a non-U.S. holder must provide the withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our Common Shares, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

Distributions treated as dividends that are paid to a non-U.S. holder and are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) certifying eligibility for exemption. If a non-U.S. holder is a non-U.S. corporation, it may also be subject to a “branch profits tax” (at a 30% rate or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Shares

Subject to the discussion below under “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Shares unless:

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	our Common Shares constitute a United States real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Common Shares continue to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Common Shares, more than 5% of our Common Shares will be taxable on gain realized on the disposition of our Common Shares as a result of our status as a USRPHC. If our Common Shares were not regularly traded during the calendar year in which the relevant disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of our Common Shares owned) would be subject to U.S. federal income tax on a taxable disposition of our Common Shares (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Common Shares.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the recipient’s country of residence.

Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a United States person that is not an exempt recipient.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Common Shares effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the rate of 28%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Common Shares effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Common Shares effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Common Shares and on the gross proceeds from a disposition of our Common Shares (if such disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying each direct and indirect substantial United States owner of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL

INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

VALIDITY OF OUR COMMON SHARES

The validity of our Common Shares will be passed upon for us by Paul Hastings LLP, Houston, Texas. If certain legal matters in connection with an offering of the Common Shares made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The audited consolidated financial statements of Atlas Resource Partners, L.P. and subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting of Atlas Resource Partners, L.P. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our Predecessor’s net natural gas and oil reserves and the present value of such reserves incorporated by reference in this registration statement have been derived from engineering reports prepared by Wright and Company, Inc. and Cawley, Gillespie, and Associates, Inc.

INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Financial Statements

Introduction	F-2
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2015	F-4
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2016	F-5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-6

Introduction

The following sets forth unaudited pro forma condensed consolidated financial information of the Company prepared in accordance with Article 11 of Regulation S-X. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and our and our Predecessor’s consolidated financial statements and related notes and other financial information included elsewhere or incorporated by reference in this prospectus. The unaudited pro forma condensed consolidated financial information is based on, and has been derived from, our and our Predecessor’s historical consolidated financial statements.

On August 26, 2016, an order confirming the Plan of our Predecessor Companies was entered by the United States Bankruptcy Court for the Southern District of New York.

On September 1, 2016, the Predecessor Companies substantially consummated the Plan and emerged from their Chapter 11 cases. As part of the transactions undertaken pursuant to the Plan, (i) our Predecessor’s equity was cancelled, (ii) our Predecessor transferred all of its assets and operations to us as a new holding company and (iii) our Predecessor dissolved. As a result, we became the successor issuer to our Predecessor for purposes of and pursuant to Rule 12g-3 of the Exchange Act.

Prior to the consummation of the transactions undertaken pursuant to the Plan, we (as Atlas Resource Finance Corporation) were the co-issuer of our Predecessor’s senior notes, which were cancelled pursuant to the Plan. Other than the notes, however, we did not have any independent assets or operations. Accordingly, we are a new holding company for our Predecessor’s business, assets and operations going forward.

Upon the consummation of the Plan, we adopted fresh-start accounting in accordance with ASC 852. Upon adoption of fresh-start accounting, our assets and liabilities were recorded at their fair values as of the Effective Date. The fair values of our assets and liabilities differed materially from the recorded values of our assets and liabilities as reflected in our historical consolidated balance sheets.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 give pro forma effect to the following events as if they occurred on January 1, 2015:

•	certain transactions pursuant to the Restructuring Support Agreement (the “Restructuring Support Agreement”) entered into between our Predecessor, the First Lien Lenders, the Second Lien Lenders and certain holders of our Predecessor’s 7.75% Senior Notes due 2021 (the “7.75% Notes”) and 9.25% Senior Notes due 2021 (the “9.25% Notes” and, together with the 7.75% Notes, the “Senior Notes”), pursuant to which the parties thereto agreed to support the Plan;

•	the consummation of the Plan; and

•	the adoption of fresh-start accounting.

Pro forma adjustments for the Plan for the year ended December 31, 2015 and the nine months ended September 30, 2016 were made to reflect the estimated effect of the consummation of the transactions contemplated by the Plan, including the cancellation of our Predecessor’s senior notes and our issuance of the new Common Shares and the Series A Preferred Share.

The pro forma adjustments also reflect the effect of reorganization items which were directly attributable to the Chapter 11 cases during the third quarter of 2016 and are not expected to have a continuing effect on the results of operations.

Pro forma adjustments for fresh-start accounting were made to reflect the adjustments that were made to allocate the reorganization value to the individual assets based on their estimated fair values.

Although we are now classified as a corporation for U.S. federal income tax purposes (in contrast to our Predecessor), we do not expect that we will be required to pay any federal income tax for the foreseeable future, and any state income tax payable is not reasonably estimable at this time. Accordingly, we have not made any pro forma adjustments for such income taxes.

The unaudited pro forma condensed consolidated financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the respective transactions. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. We have prepared the unaudited pro forma condensed consolidated financial information for illustrative purposes only and it does not purport to represent what the results of operations or financial condition would have been had the respective transactions actually occurred on the dates indicated, nor do we purport to project the results of operations or financial condition for any future period or as of any future date. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Titan Energy, LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except per share numbers and share counts)

	Historical Predecessor for the Year Ended December 31, 2015	Pro Forma Adjustments		Pro Forma for the Year Ended December 31, 2015
Revenues:
Gas and oil production	$356,999	$(86,328	) (a)	$270,671
Well construction and completion	76,505			76,505
Gathering and processing	7,431			7,431
Administration and oversight fee	7,812			7,812
Well services	23,822			23,822
Gain on mark-to-market derivatives	267,223			267,223
Other, net	241			241

Total revenues	740,033	(86,328)		653,705

Costs and expenses:
Gas and oil production	169,653			169,653
Well construction and completion	66,526			66,526
Gathering and processing	9,613			9,613
Well services	9,162			9,162
General and administrative	65,968	(4,502	) (b)	61,466
Depreciation, depletion and amortization	157,978	(92,658	) (c)	65,320
Asset impairment	966,635	(966,635	) (d)	—

Total costs and expenses	1,445,535	(1,063,795)		381,740

Operating income (loss)	(705,502)	977,467		271,965

Interest expense	(102,133)	66,603	(e)	(35,530)
Loss on asset sales and disposal	(1,181)			(1,181)

Net income (loss)	(808,816)	1,044,070		235,254
Preferred limited partner dividends	(16,469)	16,469	(f)	—

Net income (loss) attributable to Predecessor / Successor	$(825,285)	$1,060,539		$235,254

Allocation of net income attributable to (g):
Preferred member				$4,705

Common shareholders				$230,549

Weighted average common shares outstanding – basic and diluted				5,416,667

Earnings per common share – basic and diluted				$42.56

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Titan Energy, LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2016

(in thousands, except per share numbers and share counts)

	Predecessor for the Period from January 1, 2016 to August 31, 2016	Successor for the Period from September 1, 2016 to September 30, 2016	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2016
Revenues:
Gas and oil production	$139,094	$18,458	$(10,758	) (a)	$146,794
Well construction and completion	19,157	1,304			20,461
Gathering and processing	3,929	418			4,347
Administration and oversight fee	1,263	147			1,410
Well services	11,226	1,246			12,472
Loss on mark-to-market derivatives	(23,916)	(1,330)			(25,246)
Other, net	317	192			509

Total revenues	151,070	20,435	(10,758)		160,747

Costs and expenses:
Gas and oil production	86,566	10,522			97,088
Well construction and completion	16,658	1,134			17,792
Gathering and processing	5,893	690			6,583
Well services	4,677	515			5,192
General and administrative	58,004	4,931	(858	) (b)	62,077
Depreciation, depletion and amortization	82,331	6,021	(31,300	) (c)	57,052

Total costs and expenses	254,129	23,813	(32,158)		245,784

Operating loss	(103,059)	(3,378)	21,400		(85,037)

Interest expense	(74,587)	(3,810)	43,018	(e)	(35,379)
Gain (loss) on asset sales and disposal	(479)	10			(469)
Other income (loss)	(9,189)	—			(9,189)
Gain on early extinguishment of debt	26,498	—	(26,498	) (h)	—
Reorganization items, net	(16,614)	(353)	16,967	(i)	—

Net loss	(177,430)	(7,531)	54,887		(130,074)
Preferred limited partner dividends	(4,013)	—	4,013	(f)	—

Net loss attributable to Predecessor / Successor	$(181,443)	$(7,531)	$58,900		$(130,074)

Allocation of net loss attributable to (g):
Preferred member		$(151)			$(2,601)

Common shareholders		$(7,380)			$(127,473)

Weighted average common shares outstanding – basic and diluted		5,416,667			5,416,667

Earnings per common share – basic and diluted		$(1.36)			$(23.53)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Titan Energy, LLC

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

Note 1 – Basis of Presentation

The historical financial information is derived from our historical consolidated financial statements and those of our Predecessor, Atlas Resource Partners, L.P. The pro forma adjustments have been prepared as if certain transactions pursuant to the Restructuring Support Agreement and the consummation of the Plan and the adoption of fresh-start accounting occurred as of January 1, 2015.

Note 2 – Pro Forma Adjustments and Assumptions

(a)	Reflects the elimination from oil and gas revenues of the portion of settlements associated with gains previously recognized within accumulated other comprehensive income, net of prior year offsets, due to our Predecessor’s application of hedge accounting through December 31, 2014 as a result of the sale of our Predecessor’s commodity hedge positions pursuant to the Restructuring Support Agreement. Our Predecessor discontinued hedge accounting on January 1, 2015.

(b)	Reflects the change in general and administrative expense as a result of the Plan, as set forth in more detail below:

	For the Year Ended December 31, 2015	For the Period from January 1, 2016 through August 31, 2016
Elimination of historical compensation expense related to Predecessor’s 2012 Long-Term Incentive Plan	$(4,944)	$(484)
Elimination of historical compensation expense related to Successor’s MIP awards immediately vested	—	(669)
Pro forma compensation expense related to Successor’s MIP awards not fully vested	442	295

Net pro forma adjustment to general and administrative expense	$(4,502)	$(858)

(c)	Reflects the adjustments to depreciation, depletion and amortization expense for property, plant and equipment and asset retirement obligations accretion expense due to recording balances at fair value as a result of the adoption of fresh-start accounting, as follows:

	For the Year Ended December 31, 2015	For the Period from January 1, 2016 through August 31, 2016
Elimination of historical depletion	$(138,850)	$(64,049)
Elimination of historical accretion	(6,311)	(4,598)
Pro forma depletion	46,616	33,030
Pro forma accretion	5,887	4,317

Net pro forma adjustment to depreciation, depletion and amortization expense	$(92,658)	$(31,300)

(d)	Reflects the marking of property, plant and equipment, net to fair value as a result of the adoption of fresh-start accounting and the corresponding elimination of historical asset impairment.

(e)	Reflects the change in interest expense as a result of the Plan, as set forth in more detail below:

	For the Year Ended December 31, 2015	For the Period from January 1, 2016 through August 31, 2016
Elimination of historical interest expense associated with:
7.75% Notes and 9.25% Notes	$(59,143)	$(32,566)
Senior secured revolving credit facility	(17,472)	(15,517)
Second lien credit agreement	(21,666)	(17,445)
Capitalized interest	15,786	6,478
Amortization of deferred financing costs and debt discounts	(19,638)	(15,386)
Pro forma interest expense associated with:
First Lien Exit Facility	$21,811	$14,541
Second Lien Exit Facility	31,728	23,853
Amortization of deferred financing costs	1,268	845
Capitalized interest	(19,277)	(7,821)

Net pro forma adjustment to interest expense	$(66,603)	$(43,018)

(f)	Reflects the elimination of the preferred limited partner dividends as a result of the Plan.

(g)	Pursuant to our LLC Agreement, the holder of the Series A Preferred Share is entitled to 2% of the aggregate of distributions paid to shareholders (as if it held 2% of our common equity), subject to dilution if certain catch-up contributions are not made with respect to future equity issuances.

(h)	Reflects the elimination of the gain on early extinguishment of debt as a result of the Plan.

(i)	Reflects the elimination of $16.6 million and $0.4 million of net reorganization items for the Predecessor period from January 1, 2016 through August 31, 2016 and for the Successor period from September 1, 2016 through September 30, 2016, respectively, that were directly attributable to the consummation of the Plan and are not expected to have a continuing effect on the results of operations.

Titan Energy, LLC

3,266,936 Common Shares

Representing Limited Liability Company Interests

Prospectus

            , 2016

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$8,182
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total		*

*	These fees are calculated based on the number of issuances and amount of Common Shares offered and cannot be estimated at this time.

ITEM 14.	INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

Under our LLC Agreement, in most circumstances, we will indemnify the following persons, by reason of their status as such, to the fullest extent permitted by law, from and against all losses, claims or damages arising out of or incurred in connection with our business:

•	any person who is or was a manager, managing member, officer, director, employee, agent, tax matters partner, fiduciary or trustee of the Company or its subsidiaries, or any affiliate of the Company or its subsidiaries;

•	the Company or its subsidiaries, or any affiliate of the Company or its subsidiaries;

•	any person who is or was serving at the request of the Company as a manager, managing member, officer, director, employee, agent, tax matters partner, fiduciary or trustee of another person;

•	Titan Management, its affiliates and any manager, managing member, officer, director, employee or agent of Titan Management or its affiliates with respect to the Delegation Agreement;

•	any person whom the Board designates as an indemnitee for purposes of our LLC Agreement; and

•	GSO and its affiliates, including any manager, managing member, officer, director, employee or agent of GSO, the GSO funds and any manager, managing, member, officer, director, employee or agent of the GSO funds, solely, in each case, in its capacity as a person who has or had the right to designate or appoint a Class B director.

The indemnification obligation arises only if the indemnified person did not act in bad faith or engage in fraud, willful misconduct or, in the case of a criminal matter, knowledge of the indemnified person’s unlawful conduct.

We are permitted to purchase, and have so purchased, insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether we would have the power to indemnify the person against liabilities under our LLC Agreement.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On September 1, 2016, we initially issued 5,000,000 new Common Shares in accordance with the Plan. The Second Lien Lenders received 500,000 Common Shares (representing 10% of the initially outstanding Common Shares). Holders of our Predecessor’s senior notes, in exchange for 100% of the $668 million aggregate principal amount of Notes outstanding plus accrued but unpaid interest as of the commencement of the Chapter 11 cases, received 4,500,000 Common Shares (representing 90% of the initially outstanding Common Shares). On September 1, 2016, we also issued the Series A Preferred Share to Titan Management.

The Common Shares and the Series A Preferred Share were issued pursuant to an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

On September 1, 2016, we also issued an aggregate of 416,667 Common Shares to Edward E. Cohen, Jonathan Z. Cohen, Daniel C. Herz, Jeffrey Slotterback and Mark Schumacher under the MIP pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2). Subsequently, on October 26, 2016, we granted an aggregate of 123,500 phantom shares under the MIP to certain non-executive employees pursuant to an exemption from the registration requirements of the Securities Act under Section 4(a)(2). There have been no other sales of unregistered securities within the past three years.

ITEM 16.	EXHIBITS.

(a)	The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description of Exhibit

2.1	Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al., pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed August 29, 2016)

2.2	Confirmation Order, dated August 26, 2016 (incorporated by reference to Exhibit 2.2 to our Predecessor’s Current Report on Form 8-K filed August 29, 2016)

2.3(a)**	Purchase and Sale Agreement, dated September 24, 2014, by and between Cinco Resources, Inc., Cima Resources, LLC, ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Resource Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed September 30, 2014) (3)

2.3(b)	First Amendment to Purchase and Sale Agreement dated October 27, 2014, by and between Cinco Resources, Inc., Cima Resources, LLC, ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Resource Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed November 6, 2014)

2.3(c)	Second Amendment to Purchase and Sale Agreement dated March 31, 2015, by and between Cinco Resources, Inc., Cima Resources, LLC, ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Resource Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed April 6, 2015) (5)

2.4(a)**	Shared Acquisition and Operating Agreement, dated September 24, 2014, by and among ARP Eagle Ford, LLC and Atlas Growth Eagle Ford, LLC (incorporated by reference to Exhibit 2.2 to our Predecessor’s Current Report on Form 8-K filed September 30, 2014)

2.4(b)**	Amended and Restated Shared Acquisition and Operating Agreement, effective as of September 24, 2014, by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford Operating Company, LLC. (incorporated by reference to Exhibit 2.4(b) to our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015)

2.4(c)**	Addendum #2 to the Amended and Restated Shared Acquisition and Operating Agreement by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford

Exhibit Number	Description of Exhibit

Operating Company, LLC, effective as of July 1, 2015 . (incorporated by reference to Exhibit 2.4(c) to our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015)

2.4(d)**	Addendum #3 to the Amended and Restated Shared Acquisition and Operating Agreement by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford Operating Company, LLC, effective as of September 30, 2015 . (incorporated by reference to Exhibit 2.4(d) to our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015)

2.5**	Purchase and Sale Agreement, dated May 18, 2015, by and between New Atlas Holdings, LLC and ARP Production Company, LLC (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed May 22, 2015)

3.1(a)*	Certification of Conversion of Titan Energy, LLC

3.1(b)*	Certificate of Formation of Titan Energy, LLC

3.2	Amended and Restated Limited Liability Company Agreement of Titan Energy, LLC, dated as of September 1, 2016 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 7, 2016)

5.1*	Opinion of Paul Hastings LLP as to the legality of the securities being registered

10.1	Third Amended and Restated Credit Agreement, dated as of September 1, 2016, among Titan Energy Operating, LLC, Titan Energy, LLC, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 7, 2016)

10.2	Amended and Restated Second Lien Credit Agreement, dated as of September 1, 2016, among Titan Energy Operating, LLC, Titan Energy, LLC, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed September 7, 2016)

10.3	Registration Rights Agreement, dated as of September 1, 2016, by and among Titan Energy, LLC and the holders party thereto (incorporated by reference to Exhibit 10.3o our Current Report on Form 8-K filed September 7, 2016)

10.4	Delegation of Management Agreement, dated as of September 1, 2016, by and between Titan Energy, LLC and Titan Energy Management, LLC (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed September 7, 2016)

10.5	Omnibus Agreement, dated as of September 1, 2016, by and among Titan Energy, LLC, Titan Energy Operating, LLC, Titan Energy Management, LLC and Atlas Energy Resource Services, Inc. (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed September 7, 2016)

10.6	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Edward E. Cohen(incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed September 7, 2016)

10.7	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Jonathan Z. Cohen (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed September 7, 2016)

Exhibit Number	Description of Exhibit

10.8	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Daniel C. Herz (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed September 7, 2016)

10.9	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Mark Schumacher (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed September 7, 2016)

10.10	Titan Energy, LLC Management Incentive Plan (incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K filed September 7, 2016)

10.11	Form of Stock Grant Agreement – Initial Award (incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K filed September 7, 2016)

10.12	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Edward E. Cohen, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

10.13	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Jonathan Z. Cohen, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

10.14	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Daniel C. Herz, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

10.15	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Mark Schumacher, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

21.1*	Subsidiaries of Titan Energy, LLC

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Wright and Company, Inc.

23.3*	Consent of Cawley, Gillespie, and Associates, Inc.

23.4*	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney of the Directors and Officers of the Registrant (included in signature pages)

99.1	Summary Reserve Report of Wright & Company, Inc. (incorporated by reference to Exhibit 99.2 to our Predecessor’s Annual Report on Form 10-K filed March 4, 2016)

99.2	Rangely Summary Reserve Report of Cawley, Gillespie, and Associates, Inc. (incorporated by reference to Exhibit 99.3 to our Predecessor’s Annual Report on Form 10-K filed March 4, 2016)

*	Provided herewith.
**	The schedules have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 30, 2016.

Titan Energy, LLC

By:	/s/ Daniel C. Herz
Name:	Daniel C. Herz
Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Daniel C. Herz, Jeffrey M. Slotterback and Lisa Washington, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Daniel C. Herz	Chief Executive Officer and Director (principal executive officer)	November 30, 2016
Daniel C. Herz

/s/ Jeffrey M. Slotterback	Chief Financial Officer and Director (principal financial officer)	November 30, 2016
Jeffrey M. Slotterback

/s/ Matthew J. Finkbeiner	Chief Accounting Officer (principal accounting officer)	November 30, 2016
Matthew J. Finkbeiner

/s/ Edward E. Cohen	Executive Chairman of the Board	November 30, 2016
Edward E. Cohen

/s/ Jonathan Z. Cohen	Executive Vice Chairman of the Board	November 30, 2016
Jonathan Z. Cohen

/s/ Eugene Davis	Director	November 30, 2016
Eugene Davis

/s/ Michael Zawadzki	Director	November 30, 2016
Michael Zawadzki

/s/ Michael Watchorn	Director	November 30, 2016
Michael Watchorn

Exhibit Number	Description of Exhibit

2.1	Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al., pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed August 29, 2016)

2.2	Confirmation Order, dated August 26, 2016 (incorporated by reference to Exhibit 2.2 to our Predecessor’s Current Report on Form 8-K filed August 29, 2016)

2.3(a)**	Purchase and Sale Agreement, dated September 24, 2014, by and between Cinco Resources, Inc., Cima Resources, LLC, ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Resource Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed September 30, 2014) (3)

2.3(b)	First Amendment to Purchase and Sale Agreement dated October 27, 2014, by and between Cinco Resources, Inc., Cima Resources, LLC, ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Resource Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed November 6, 2014)

2.3(c)	Second Amendment to Purchase and Sale Agreement dated March 31, 2015, by and between Cinco Resources, Inc., Cima Resources, LLC, ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Resource Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed April 6, 2015) (5)

2.4(a)**	Shared Acquisition and Operating Agreement, dated September 24, 2014, by and among ARP Eagle Ford, LLC and Atlas Growth Eagle Ford, LLC (incorporated by reference to Exhibit 2.2 to our Predecessor’s Current Report on Form 8-K filed September 30, 2014)

2.4(b)**	Amended and Restated Shared Acquisition and Operating Agreement, effective as of September 24, 2014, by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford Operating Company, LLC. (incorporated by reference to Exhibit 2.4(b) to our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015)

2.4(c)**	Addendum #2 to the Amended and Restated Shared Acquisition and Operating Agreement by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford Operating Company, LLC, effective as of July 1, 2015 . (incorporated by reference to Exhibit 2.4(c) to our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015)

2.4(d)**	Addendum #3 to the Amended and Restated Shared Acquisition and Operating Agreement by and among ARP Eagle Ford, LLC, Atlas Growth Eagle Ford, LLC and Atlas Eagle Ford Operating Company, LLC, effective as of September 30, 2015 . (incorporated by reference to Exhibit 2.4(d) to our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015)

2.5	Purchase and Sale Agreement, dated May 18, 2015, by and between New Atlas Holdings, LLC and ARP Production Company, LLC (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed May 22, 2015)

3.1(a)*	Certification of Conversion of Titan Energy, LLC

3.1(b)*	Certificate of Formation of Titan Energy, LLC

3.2	Amended and Restated Limited Liability Company Agreement of Titan Energy, LLC, dated as of September 1, 2016 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 7, 2016)

Exhibit Number	Description of Exhibit

5.1*	Opinion of Paul Hastings LLP as to the legality of the securities being registered

10.1	Third Amended and Restated Credit Agreement, dated as of September 1, 2016, among Titan Energy Operating, LLC, Titan Energy, LLC, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 7, 2016)

10.2	Amended and Restated Second Lien Credit Agreement, dated as of September 1, 2016, among Titan Energy Operating, LLC, Titan Energy, LLC, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed September 7, 2016)

10.3	Registration Rights Agreement, dated as of September 1, 2016, by and among Titan Energy, LLC and the holders party thereto (incorporated by reference to Exhibit 10.3o our Current Report on Form 8-K filed September 7, 2016)

10.4	Delegation of Management Agreement, dated as of September 1, 2016, by and between Titan Energy, LLC and Titan Energy Management, LLC (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed September 7, 2016)

10.5	Omnibus Agreement, dated as of September 1, 2016, by and among Titan Energy, LLC, Titan Energy Operating, LLC, Titan Energy Management, LLC and Atlas Energy Resource Services, Inc. (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed September 7, 2016)

10.6	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Edward E. Cohen(incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed September 7, 2016)

10.7	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Jonathan Z. Cohen (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed September 7, 2016)

10.8	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Daniel C. Herz (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed September 7, 2016)

10.9	Employment Agreement among Titan Energy, LLC and Titan Energy Operating, LLC and Mark Schumacher (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed September 7, 2016)

10.10	Titan Energy, LLC Management Incentive Plan (incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K filed September 7, 2016)

10.11	Form of Stock Grant Agreement – Initial Award (incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K filed September 7, 2016)

10.12	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Edward E. Cohen, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

10.13	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Jonathan Z. Cohen, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

Exhibit Number	Description of Exhibit

10.14	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Daniel C. Herz, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

10.15	Employment Agreement among Atlas Energy Group, LLC, Atlas Resource Partners, L.P. and Mark Schumacher, dated September 4, 2015 (incorporated by reference to Exhibit 10.1 to our Predecessor’s Current Report on Form 8-K filed September 4, 2015)

21.1*	Subsidiaries of Titan Energy, LLC

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Wright and Company, Inc.

23.3*	Consent of Cawley, Gillespie, and Associates, Inc.

23.4*	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney of the Directors and Officers of the Registrant (included in signature pages)

99.1	Summary Reserve Report of Wright & Company, Inc. (incorporated by reference to Exhibit 99.2 to our Predecessor’s Annual Report on Form 10-K filed March 4, 2016)

99.2	Rangely Summary Reserve Report of Cawley, Gillespie, and Associates, Inc. (incorporated by reference to Exhibit 99.3 to our Predecessor’s Annual Report on Form 10-K filed March 4, 2016)

*	Provided herewith.
**	The schedules have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.